                                                                    EXHIBIT 10.4


==============================================================================


                     FEDERAL NATIONAL MORTGAGE ASSOCIATION

             DELEGATED UNDERWRITING AND SERVICING RESERVE AGREEMENT

                                     AMONG

                     FEDERAL NATIONAL MORTGAGE ASSOCIATION,

                      STATE STREET BANK AND TRUST COMPANY

                                      AND

                   WASHINGTON MORTGAGE FINANCIAL GROUP, LTD.


==============================================================================



                     THIS INSTRUMENT CONSTITUTES A SECURITY
                     AGREEMENT FOR PURPOSES OF ARTICLE 9 OF
                          THE UNIFORM COMMERCIAL CODE




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                               TABLE OF CONTENTS

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RECITALS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

STATEMENT OF AMENDMENT AND RESTATEMENT  . . . . . . . . . . . . . . . . . . . . . . .   2

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . .   2

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

         Section 2.01.  Grant of Security Interest  . . . . . . . . . . . . . . . . .  13

                                  ARTICLE III
              DELIVERY AND ADMINISTRATION OF ACCEPTABLE COLLATERAL

         Section 3.01.  Delivery of Acceptable Collateral   . . . . . . . . . . . . .  14
         Section 3.02.  Calculation of the Aggregate Reserve
                        Requirement   . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.03.  Monthly Valuation of Acceptable
                        Collateral; Reduction of Collateral   . . . . . . . . . . . .  17
         Section 3.04.  Administration of Acceptable Collateral   . . . . . . . . . .  19
         Section 3.05.  Substitution of Acceptable Collateral   . . . . . . . . . . .  22
         Section 3.06.  Release of Acceptable Collateral  . . . . . . . . . . . . . .  22
         Section 3.07.  Change in Aggregate Reserve Requirement   . . . . . . . . . .  22
         Section 3.08.  Custodian Reliance on Fannie Mae Reports  . . . . . . . . . .  23
         Section 3.09.  Servicing Fee Reserve   . . . . . . . . . . . . . . . . . . .  23
         Section 3.10.  Qualifying Lender Determination;
                        Withdrawal by Fannie Mae  . . . . . . . . . . . . . . . . . .  23
         Section 3.11.  Application of PERQ Rates to Loans that
                        Become Mortgage Loans Pursuant to this
                        Agreement when Lender is a Qualifying
                        Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 3.12.  Investment Guidelines for Acceptable
                        Collateral  . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                   ARTICLE IV
              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LENDER

         Section 4.01.  Consents to Transfer  . . . . . . . . . . . . . . . . . . . .  28
         Section 4.02.  Existence and Power   . . . . . . . . . . . . . . . . . . . .  28
         Section 4.03.  Authorization and Non-contravention   . . . . . . . . . . . .  28
         Section 4.04.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.05.  Governmental Consents   . . . . . . . . . . . . . . . . . . .  29
         Section 4.06.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.07.  Title to Acceptable Collateral  . . . . . . . . . . . . . . .  29
         Section 4.08.  Relationship with Custodian   . . . . . . . . . . . . . . . .  29
         Section 4.09.  Showings  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.10.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . .  30





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                                   ARTICLE V
                          REPRESENTATIONS OF CUSTODIAN

         Section 5.01.  Existence and Power   . . . . . . . . . . . . . . . . . . . .  30
         Section 5.02.  Authorization and Non-contravention   . . . . . . . . . . . .  30
         Section 5.03.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.04.  Relationship with Lender  . . . . . . . . . . . . . . . . . .  30
         Section 5.05.  Financial Intermediary. . . . . . . . . . . . . . . . . . . .  30

                                   ARTICLE VI
                              COVENANTS OF LENDER

         Section 6.01.  Performance of Obligations  . . . . . . . . . . . . . . . . .  31
         Section 6.02.  Good Standing   . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.03.  Further Assurances  . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.04.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . .  31
         Section 6.05.  Aggregate Reserve Requirement   . . . . . . . . . . . . . . .  31
         Section 6.06.  Information with Respect to Lender;
                        Lender's Counsel Opinion  . . . . . . . . . . . . . . . . . .  32
         Section 6.07.  Compliance by Lender with Investment
                        Guidelines  . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                  ARTICLE VII
                       COVENANTS AND DUTIES OF CUSTODIAN

         Section 7.01.  Safekeeping of Acceptable Collateral  . . . . . . . . . . . .  32
         Section 7.02.  Maintenance of Records  . . . . . . . . . . . . . . . . . . .  33
         Section 7.03.  Delivery of Opinions of Counsel   . . . . . . . . . . . . . .  33
         Section 7.04.  Acceptance of Duties and Obligations  . . . . . . . . . . . .  33
         Section 7.05.  Fees, Charges and Expenses of Custodian   . . . . . . . . . .  36
         Section 7.06.  Notice to Fannie Mae if Default Occurs  . . . . . . . . . . .  36
         Section 7.07.  Corporate Custodian Required;
                        Eligibility   . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.08.  Successor Custodian by Merger,
                        Consolidation, Etc. . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.09.  Resignation of Custodian  . . . . . . . . . . . . . . . . . .  37
         Section 7.10.  Removal of Custodian  . . . . . . . . . . . . . . . . . . . .  37
         Section 7.11.  Appointment Successor Custodian   . . . . . . . . . . . . . .  37
         Section 7.12.  Concerning Any Successor Custodian  . . . . . . . . . . . . .  38
         Section 7.13.  Protection of Lien  . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.14.  Compliance by Custodian with Investment Guidelines  . . . . .  39

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         Section 8.01.  Events of Default   . . . . . . . . . . . . . . . . . . . . .  39





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                                   ARTICLE IX
                                    REMEDIES

         Section 9.01.  Remedies of Fannie Mae  . . . . . . . . . . . . . . . . . . .  40
         Section 9.02.  Remedies Not Exclusive  . . . . . . . . . . . . . . . . . . .  42
         Section 9.03.  Delay or Omission Not Waiver  . . . . . . . . . . . . . . . .  42
         Section 9.04.  Restoration of Rights and Remedies  . . . . . . . . . . . . .  42
         Section 9.05.  Effect of Cure Periods on Remedies  . . . . . . . . . . . . .  43
         Section 9.06.  Additional Security; Right to Set-Off . .   . . . . . . . . .  43
         Section 9.07.  Liquidation of Collateral   . . . . . . . . . . . . . . . . .  43

                                   ARTICLE X
                                 MISCELLANEOUS

         Section 10.01. Notices   . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.02. No Waiver   . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 10.03. Termination   . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.04. Amendments and Waivers  . . . . . . . . . . . . . . . . . . .  45
         Section 10.05. Severability  . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.06. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.07. Relationship to DUS Guide   . . . . . . . . . . . . . . . . .  45
         Section 10.08. Governing Law; Submission to
                        Jurisdiction; Waiver of Jury Trial  . . . . . . . . . . . . .  45





                                      iii

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
                                    EXHIBITS



Exhibit  A    -       Form of Certificate of Authorized Representatives
Exhibit  B    -       Letter of Acceptable Collateral
Exhibit  C    -       Letter of Confirmation
Exhibit  D    -       Form of Opinion of Counsel for Lender (Upon
                      Execution of Reserve Agreement)
Exhibit  E    -       Form of Irrevocable Letter of Credit (Evergreen)
Exhibit  F    -       Form of Irrevocable Letter of Credit
Exhibit  G    -       Form of Opinion of Counsel to Issuer of Letter of
                      Credit
Exhibit  H    -       Form of Opinion of Counsel to Issuer of Letter of
                      Credit Regarding Amendment of Letter of Credit
Exhibit  I    -       Assignment
Exhibit  J    -       Form of Opinion of Counsel for Lender (Upon
                      Delivery and Pledge of an Existing Investment
                      Agreement, Permitted Investment or Funds with
                      Instructions to Invest in Permitted Investments)
Exhibit  K    -       Form of Description of Collateral for Financing
                      Statements
Exhibit  L    -       Form of Opinion of Counsel for Custodian
Exhibit  M    -       Custodian's Schedule of Fees
Exhibit  N    -       PERQ Credit
Exhibit  0    -       Lender's General Partners





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

            This Delegated Underwriting and Servicing Reserve Agreement (the "Agreement") is made by and among the FEDERAL NATIONAL MORTGAGE ASSOCIATION, a corporation organized and existing under the laws of the United States of America ("Fannie Mae"), WASHINGTON MORTGAGE FINANCIAL GROUP, LTD., a Delaware corporation ("Lender") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having its principal place of business in Boston, Massachusetts ("Custodian"). This Agreement is effective as of the date of execution by Fannie Mae.

                                    RECITALS

            A. Fannie Mae offers a multifamily product line called Delegated Underwriting and Servicing, under which Fannie Mae purchases multifamily mortgage loans from, and provides credit enhancement for multifamily mortgage loans underwritten by, approved multifamily mortgage lenders that underwrite, originate, sell and service such mortgage loans.

            B. In connection with Lender's approval by Fannie Mae for Delegated Underwriting and Servicing, Fannie Mae and Lender have entered or are entering into the Contract (as defined below).

            C. Lender and Fannie Mae agree to share in any losses on Mortgage Loans that Fannie Mae purchases from Lender or on Mortgage Loans for which Fannie Mae provides credit enhancement based on Lender's underwriting of such Mortgage Loans under Delegated Underwriting and Servicing, or on Mortgage Loans as to which Lender assumes the loss sharing obligations under Delegated Underwriting and Servicing, and to secure Lender's obligations under Delegated Underwriting and Servicing, Lender is required to establish a reserve by delivering Acceptable Collateral (as defined below) to Fannie Mae under the terms of this Agreement.

            D. Fannie Mae and Lender have entered into or are entering into the Loss Sharing Agreement (as defined below) to provide for the manner in which Fannie Mae and Lender, with respect to each Mortgage Loan purchased by Fannie Mae from Lender under Delegated Underwriting and Servicing, each Mortgage Loan for which Fannie Mae provides credit enhancement based on Lender's underwriting of such Mortgage Loan for Delegated Underwriting and Servicing and any other Mortgage Loan with respect to which Lender assumes loss sharing obligations under Delegated Underwriting and Servicing, will share in any losses with respect to such Mortgage Loan and for certain remedies of Fannie Mae.

            E. Custodian, as Fannie Mae's collateral agent and bailee, will hold and administer Collateral delivered by Lender to Custodian under this Agreement.

            F. Fannie Mae, Custodian and Lender wish to set forth the terms and conditions for the delivery and administration of such Collateral.

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
            NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Fannie Mae, Lender and Custodian agree as follows:

                     STATEMENT OF AMENDMENT AND RESTATEMENT

            THIS AGREEMENT constitutes an amendment and restatement in its entirety of a Delegated Underwriting and Servicing Reserve Agreement, as amended and restated (the "Prior Agreement"), executed and delivered among Fannie Mae, Custodian and Lender. This Agreement also amends and restates the following agreements among Fannie Mae, Lender and Custodian which supplemented the Prior Agreement, but only to the extent that the Prior Agreement is affected:

      - Mews Loan Supplement to Delegated Underwriting and Servicing Reserve Agreement
      - Desert Shadows Loan Supplement to Delegated Underwriting and Servicing Reserve Agreement
      -     Credit Enhancement Addendum
      - Carlin Loan Supplement to Delegated Underwriting and Servicing Reserve Agreement

Lender and Fannie Mae authorize and direct Custodian to hold under this Agreement any Collateral delivered by Lender and held by Custodian under the Prior Agreement, as though such Collateral were initially delivered under this Agreement, but as of its original delivery under the Prior Agreement. All representations, warranties and covenants made by Lender in the Prior Agreement shall continue to bind Lender under this Agreement.

                                   ARTICLE I
                                  DEFINITIONS

            Section 1.01. Definitions. Capitalized terms in this Agreement shall have the following meanings:

            "ACCEPTABLE COLLATERAL" means one or more Letters of Credit, one or more Existing Investment Agreements, one or more Permitted Investments held in accordance with the Investment Guidelines, or any combination thereof.

            "ACQUISITION DATE" means, with respect to a Permitted Investment, the date of delivery by Lender to, or purchase by, Custodian pursuant to this Agreement.

            "AGGREGATE RESERVE REQUIREMENT" means, as of any date of determination, the amount in U.S. Dollars equal to the greater of the following:

            (a) (i) $500,000 or (ii) if Lender has been determined at any time to have been or to be a Qualifying Lender pursuant to this Agreement, $1,500,000; or



                                       2

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
            (b) the sum of the Base Reserve Amount and the Risk-Based Reserve Amount (and, if applicable pursuant to Exhibit N of this Agreement, the PERQ Credit, if any, as of such date of determination).

            "AUTHORIZED REPRESENTATIVE" means each individual at the time designated to act in such capacity under this Agreement in a written certificate, substantially in the form of Exhibit A to this Agreement, furnished to the Custodian and containing the specimen signature of such individual and executed on behalf of Fannie Mae by its President or any Vice President, on behalf of Custodian by its President or any Vice President or duly authorized Assistant Vice President in its Corporate Trust Department or on behalf of Lender by its President or any Vice President, its manager or authorized member, or its managing general partner, as applicable; provided, however, that if Lender is a depository institution, any Authorized Representative for Lender must hold the office of Vice President or higher.

            "BASE RESERVE AMOUNT" means, as of any date of determination, the aggregate amount in U.S. Dollars determined in accordance with (a) through (c) below:

            (a)  $500,000; plus

            (b) $5.00 per each $1,000 (.50%) of that portion, if any, of the aggregate unpaid principal balance of all Mortgage Loans that is equal to or less than $50 million; plus

            (c) $2.50 per each $1,000 (.25%) of that portion, if any, of the aggregate unpaid principal balance of all Mortgage Loans that is greater than $50 million but less than or equal to $150 million.

            "BORROWER" means the Person or Persons obligated under a note, security instruments and other documents executed and delivered with respect to a Mortgage Loan.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which Fannie Mae, Custodian or the Federal Reserve Bank of New York is not open for business.

            "COLLATERAL" means Acceptable Collateral, any funds, securities or other assets on deposit in the Collateral Account and any other funds, securities or other assets in which Lender has an interest delivered to or otherwise held by Custodian under this Agreement or Fannie Mae (including any amounts at any time credited or due to Lender from Fannie Mae) other than, with respect to any warehouse bank with which Fannie Mae has entered into a "bailee letter" pursuant to the DUS Guide, any "Note" and "Additional Documents" so long as such property is held by Fannie Mae as bailee for the benefit for such warehouse bank pursuant to such bailee letter.



                                       3

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            "COLLATERAL ACCOUNT" has the meaning set forth in Section 3.04(e)
of this Agreement.

            "COLLATERAL DELIVERY DATE" means any date on which Lender delivers Collateral to Custodian in accordance with Article III of this Agreement.

            "COLLATERAL VALUE" means, with respect to:

            (a) a Letter of Credit, the face amount of such Letter of Credit, except that the Collateral Value of a Letter of Credit issued by a Person that is not a Qualified Issuer shall be zero;

            (b) an Existing Investment Agreement, the Invested Funds stated in such Existing Investment Agreement without regard to any accrual of interest, except that the Collateral Value of an Existing Investment Agreement with respect to which Custodian has actual knowledge, or has received notice from Fannie Mae, that Lender has defaulted in the performance or observance of any representation, warranty or agreement in
      Section 4.07 of this Agreement shall be zero; and

            (c) any Permitted Investment, the following value of such Permitted Investment at the Acquisition Date as determined by Custodian, except that the Collateral Value of a Permitted Investment with respect to which Custodian has actual knowledge, or has received notice from Fannie Mae, that Lender has defaulted in the performance or observance of any representation, warranty or agreement in Section 4.07 of this Agreement shall be zero:

                 (i) Government Obligations, the product of (A) the outstanding principal balance of each such Government Obligation, multiplied by (B) the lower of the bid or offered prices for such Government Obligations being valued on the Acquisition Date, which Custodian obtains either from at least two nationally recognized dealers or, if the bid and offered prices for such Government Obligations being valued are regularly published in The Wall Street Journal by reference to such prices so published on or most recently before the Acquisition Date;

                 (ii) Discount notes, discount commercial paper or other short-term discount obligations described in clauses (b) and (d) of the definition of Permitted Investments, the accreted value thereof on the Acquisition Date (determined by taking into account the date of issuance, date of maturity and amount payable at maturity according to the terms of such investment, and assuming straight-line accretion of such value over the term);





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                 (iii) Interest-bearing short-term obligations, other than
            discount obligations, described in clauses (b), (d) or (e) of the definition of Permitted Investments, the face amount thereof, without regard to accrued interest, if any, on the Acquisition Date;

                 (iv) Repurchase agreements, the bid prices of the securities subject to repurchase as quoted by a recognized pricing service as of the close of business on the Business Day immediately preceding the Acquisition Date (the "Bid Price"), minus the applicable Margin (as defined below). If such bid prices are not so available, Custodian shall be authorized to use the most current price information provided by any recognized pricing service. If no bid prices are so available, Custodian shall be authorized to price the repurchase agreement by contacting any dealer designated as a "primary dealer" by the Federal Reserve Bank of New York and relying upon any price quoted by such "primary dealer" as if it were quoted by a recognized pricing service. As used herein, "Margin" shall mean with respect to any repurchase agreement, the product of (1) the Bid Price, multiplied times (2) the percentage amount by which the applicable percentage set forth in Section 3.12(e)(iii) (as determined by the nature of securities subject to repurchase) exceeds 100%;

                 (v) Investment agreements between Fannie Mae and Custodian, the "invested funds" stated in such investment agreement (without regard to any accrual of interest);

                 (vi) Any Permitted Investments, described in clause (g) of the definition of Permitted Investments, the result of such valuation method as determined by Fannie Mae by notice to Custodian on the Acquisition Date.

            "CONTRACT" means the Mortgage Selling and Servicing Contract between Lender and Fannie Mae, as amended by the Delegated Underwriting and Servicing Addendum, and as such agreement may be further amended or supplemented from time to time.

            "CUSTODIAN" means State Street Bank and Trust Company, or any successor thereto (including any successor appointed under this Agreement in the event of the resignation or removal of State Street Bank and Trust Company or a successor as Custodian).

            "DUS GUIDE" means the Fannie Mae Multifamily Delegated Underwriting and Servicing Guide, as such guide may be amended or supplemented from time to time by Fannie Mae including, by way of example and not limitation, any DUS Lender Memos, announcements or guide updates, providing for certain terms and conditions applicable to Lender's sale and assignment of Mortgage Loans to Fannie Mae, Mortgage Loans for which Fannie Mae provides credit enhancement and Lender's servicing obligations with respect to such Mortgage Loans.





                                       5
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            "EVENT OF DEFAULT" means any of the events described in Article
VIII of this Agreement.

            "EXISTING INVESTMENT AGREEMENT" means an investment agreement in effect as of the date of execution by Fannie Mae of this Agreement, including any subsequent amendments, supplements or extensions, between Fannie Mae and Lender in form satisfactory to Fannie Mae pursuant to which Fannie Mae agrees to pay interest on Invested Funds (as defined in such agreement) at the rate and for the term set forth in such agreement.

            "FEDERAL FUNDS" means an interest-bearing, overnight sale by Custodian in its commercial banking capacity of Federal funds on deposit in Custodian's reserve account with the Federal Reserve Bank District in which Custodian's principal office is located, pursuant to which such funds, together with interest payable thereon, shall be remitted to Custodian on the next Business Day.

            "FINAL SETTLEMENT OF LOSS" means the determination by Fannie Mae, pursuant to the Loss Sharing Agreement, of the final allocation of losses to be borne by Fannie Mae and Lender in respect of a defaulted Mortgage Loan and the payment of any amounts pursuant to such determination.

            "GOVERNMENTAL BODY" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            "GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations on which the full and timely payment of principal and interest is unconditionally guaranteed by, the United States of America, and any certificates, receipts, securities or other obligations evidencing ownership of, or the right to receive, a specified portion of one or more interest payments or principal payments or any combination thereof, to be made on any such obligation.

            "HERRO LOAN" means any Mortgage Loan Purchased by Fannie Mae after December 1, 1992, that, at the time of its Purchase by Fannie Mae, satisfied the requirements for such designation under the DUS Guide, provided that if at any time the Loss Level applicable to that Mortgage Loan is Level II or Level III, that Mortgage Loan shall not be a HERRO Loan for purposes of this Agreement.

            "INVESTED FUNDS" shall have the meaning set forth in the applicable Existing Investment Agreement.

            "INVESTMENT GUIDELINES" shall have the meaning set forth in Section
3.12 of this Agreement, as such investment guidelines may be amended or supplemented from time to time by Fannie Mae in its sole and absolute discretion by notice to Lender and Custodian, as provided in Section 3.12 of this Agreement.





                                       6
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            "LETTER OF ACCEPTABLE COLLATERAL" shall mean the letter in the form of Exhibit B of Lender to Custodian required to be delivered on any Collateral Delivery Date pursuant to Section 3.01(a)(i)(B) of this Agreement.

            "LETTER OF CREDIT" means a clean, irrevocable letter of credit in the form set forth as either Exhibit E-1 or F-1, completed and issued by a Qualified Issuer or confirmed in the form set forth as Exhibit E-2 or Exhibit F-2, as applicable, completed and issued by a Qualified Issuer, which letter of credit and, if applicable, confirmation may be amended from time to time as permitted or required under this Agreement. No Letter of Credit issued by the Custodian or any affiliate of Lender shall constitute Acceptable Collateral, provided that Custodian shall rely on the representation of Lender set forth on Schedule A to the related Letter of Acceptable Collateral as to any such affiliation with Lender. Any renewal, replacement or substitute Letter of Credit issued under this Agreement shall conform to the preceding two sentences.

            "LEVEL I", "LEVEL II", and "LEVEL III" mean the three loss sharing designations described as such in the DUS Guide.

            "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, including the lien created by this Reserve Agreement.

            "LOSS LEVEL" means, as applicable, Level I, Level II, or Level III.

            "LOSS SHARING AGREEMENT" means the Delegated Underwriting and Servicing Master Loss Sharing Agreement, between Lender and Fannie Mae, and as such agreement may be amended or supplemented from time to time.

            "MODIFIED RISK MORTGAGE LOAN" means a Mortgage Loan so designated in the DUS Guide or other written notice from Fannie Mae to the Custodian and Lender, including by way of example and not limitation, a HUD risk-sharing loan.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto that is a nationally recognized statistical rating agency approved by Fannie Mae.

            "MORTGAGE LOAN" means any mortgage loan purchased by Fannie Mae from Lender under Delegated Underwriting and Servicing, or for which Fannie Mae provides credit enhancement based on Lender's underwriting of such mortgage loan under Delegated Underwriting and Servicing, or with respect to which Lender has assumed all or part of the loss sharing obligations under Delegated Underwriting and Servicing, provided, however, that a loan shall cease to be a Mortgage Loan for purposes of the Aggregate Reserve Requirement on the date Lender repurchases such Mortgage Loan in accordance with the provisions of the Contract or the Loss Sharing Agreement, the date that such Mortgage Loan is fully paid in





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accordance with its terms, or the date that Lender's Payment Obligations with respect to such Mortgage Loan are fully paid and Final Settlement of Loss has occurred.

            "PAYMENT DEFAULT" means a Borrower's failure to pay when due and in full any payment(s) required with respect to a Mortgage Loan, including, by way of example and not limitation, principal, interest, late charges, default interest, prepayment premium, escrows or other collateral accounts for taxes, insurance premiums and assessments, other collateral accounts and the replacement reserve.

            "PAYMENT OBLIGATIONS" means, as to any Mortgage Loan, the obligations of Lender: (i) to make payments to Fannie Mae in respect of such Mortgage Loan and (ii) to pay Delinquency Advances, Servicing Advances and Delinquency Resolution Costs and any other amount that Lender is obligated to pay under the Loss Sharing Agreement, all in accordance with the terms of the Contract and the Loss Sharing Agreement.

            "PERFORMANCE DEFAULT" means the failure of a Borrower to perform any promise or covenant under the related Mortgage Loan other than a failure that constitutes a Payment Default.

            "PERMITTED EXPENSES" means any item for which Custodian is entitled to be reimbursed or otherwise paid provided by Section 7.05 of this Reserve Agreement.

            "PERMITTED INVESTMENTS" means one or more of the following:

            (a) Government Obligations with a stated maturity date, provided that the current maturity of such obligation may not exceed five (5) years at the Acquisition Date; or

            (b) Discount notes or other short-term interest-bearing debt obligations of Fannie Mae, the Federal Home Loan Bank System or the Federal Farm Credit Bank, provided that the current maturity of such investment may not exceed ninety (90) days at the Acquisition Date; or

            (c) Repurchase agreements pursuant to a written agreement having a stated term not exceeding ninety (90) days with any Qualified Financial Institution which, at the Acquisition Date, is rated A-1 by S&P or P-1 by Moody's with respect to investments specified in clauses (a) or (b) above, or Fannie Mae interest-bearing mortgage-backed securities (excluding real estate mortgage investment conduits, REMICs and stripped mortgage-backed securities), provided that the original maturity of such investments described in clauses (a) or (b) above and so subject to repurchase pursuant to such agreement may not exceed ten (10) years. For the purpose of this Agreement, repurchase agreements are limited to transactions in which a seller sells certain securities to Custodian, subject to Custodian's agreement to resell such



                                       8
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      securities to seller at a future date at a stated price plus interest and
      Custodian has taken actual or constructive delivery of such investments on a repurchase basis. Custodian may not enter into repurchase agreements in which investments acquired for the account are sold to other entities on a repurchase basis; or

            (d) Commercial paper or other short-term debt obligations, including revolving trust master notes, issued or guaranteed by any corporation organized or incorporated under the laws of the United States or any state, district or territory therein which, on the date of the acquisition by Custodian, is rated A-1 or better by S&P and P-1 or better by Moody's. In the event that such obligation is rated by one rating agency, but not both, Fannie Mae shall accept the rating of the sole rating agency. The current maturity of such investment may not exceed 90 days at the Acquisition Date; or

            (e) Overnight or term Federal Funds sold to, or certificates of deposit of, federally insured depository institutions which, on the Acquisition Date of these deposits, are rated C or better by Thomson BankWatch, Inc., or demand or time deposits with Custodian (to the extent Custodian meets such federal insurance and rating requirements), provided that the remaining current maturity of such certificates of deposit and other time deposits may not exceed 90 days at the Acquisition Date; or

            (f) With the written consent of Fannie Mae, investment agreements, including any amendments, supplements or extensions, between Fannie Mae and Custodian in form satisfactory to Fannie Mae; or

            (g)  any other investment approved in writing by Fannie Mae.

            "PERQ COLLATERAL MARGIN" shall have the meaning set forth in Exhibit N of this Agreement.

            "PERQ CREDIT" shall have the meaning set forth in Exhibit N of this Agreement.

            "PERQ EFFECTIVE DATE" means the monthly Valuation Date as of which Custodian initially calculates the Aggregate Reserve Requirement based on Risk-Based Rates designated by Fannie Mae that reflect application of PERQ Rates pursuant to Section 3.11 of this Agreement to any Mortgage Loan.

            "PERQ RATE" means the percentage rate, if applicable to a particular Mortgage Loan, as determined by Fannie Mae pursuant to Section 3.11 of this Agreement when Lender is a Qualifying Lender, used in calculation of the Risk-Based Reserve Amount (with reference to clause (e) through (j) and subject to the provisos of





                                       9
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the definition of "Risk-Based Reserve Amount") respecting a Mortgage Loan.

            "PERQ RELEASE AMOUNT" shall have the meaning set forth in Exhibit N.

            "PERSON" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including, by way of example and not limitation, a government or political subdivision or an agency or instrumentality thereof.

            "PRICING AND UNDERWRITING TIER" means, as applicable, Tier 1, Tier 2, Tier 3, or Tier 4, or such other pricing and underwriting tiers as Fannie Mae shall establish from time to time in its sole and absolute discretion, as set forth in the DUS Guide.

            "PURCHASE" or "PURCHASED" "BY FANNIE MAE" means, when used in connection with a Mortgage Loan, (a) the purchase of a Mortgage Loan by Fannie Mae or (b) the provision of credit enhancement with respect to a Mortgage Loan by Fannie Mae if Fannie Mae does not purchase a Mortgage Loan in connection with the provision of such credit enhancement.

            "QUALIFIED FINANCIAL INSTITUTION" means any (a) bank or trust company organized under the laws of any state of the United States of America;
(b) national banking association; (c) savings bank, savings and loan association or insurance company or association chartered or organized under the laws of any state of the United States of America; (d) federal branch or agency pursuant to the International Banking Act of 1978 or any successor provisions of law, a domestic branch or agency of a foreign bank which branch or agency is duly licensed or authorized to do business under the laws of any state or territory of the United States of America; (e) government bond dealer reporting to, trading with, and recognized as a primary dealer by, the Federal Reserve Bank of New York; (f) Fannie Mae; or (g) securities dealer approved in writing by Fannie Mae, the liquidation of which is subject to the Securities Investors Protection Corporation or other similar corporation.

            "QUALIFIED ISSUER" means the bank that either issues or confirms a Letter of Credit and that also satisfies at least the minimum rating requirements applicable to acceptable issuers of letters of credit for purposes of this Agreement under the DUS Guide.

            "QUALIFYING LENDER" means Lender during any period (a) during which the aggregate unpaid principal balance of all Mortgage Loans is equal to or exceeds $500,000,000; and (b) with respect to such period, Fannie Mae has determined (and not withdrawn by notice to Lender, with a copy to Custodian, such determination pursuant to Section 3.10(b) of this Agreement) that Lender qualifies pursuant to Section 3.10(a) of this Agreement for the application of PERQ Rates pursuant to Section 3.11 of this Agreement to certain





                                       10
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Mortgage Loans for purposes of the calculation of the Risk-Based Reserve Amount of the Aggregate Reserve Requirement.

            "RATE REDUCTION PERCENTAGE" means the percentage as determined by Fannie Mae by which the Standard Risk-Based Rate or the PERQ Rate is multiplied in the calculation of the Risk-Based Reserve Amount respecting a particular Modified Risk Mortgage Loan.

            "REIMBURSEMENT BASE" means the dollar amount calculated with respect to a particular Mortgage Loan, as provided under the Loss Sharing Agreement.

            "RISK-BASED RATE" shall mean, as applicable to a Mortgage Loan, the Standard Risk-Based Rate or the PERQ Rate for purposes of calculation of the Risk-Based Reserve Amount of the Aggregate Reserve Requirement.

            "RISK-BASED RESERVE AMOUNT" means, as of any date of determination, the aggregate amount in U.S. Dollars determined in accordance with the applicable Standard Risk-Based Rate pursuant to (a) through (d) below:

            (a) $5.00 per each $1,000 (.50%) of the aggregate unpaid principal balance of all Mortgage Loans, if any, for which the Loss Level is Level I and, as of the date of Purchase by Fannie Mae, the Pricing and Underwriting Tier is Tier 1 or Tier 2 or (other than respecting a HERRO
      Loan) as to which Fannie Mae has not designated a Pricing and Underwriting Tier; plus

            (b) $3.75 per each $1,000 (.375%) of the aggregate unpaid principal balance of all Mortgage Loans, if any, for which the Loss Level is Level I and, as of the date of Purchase by Fannie Mae, the Pricing and Underwriting Tier is Tier 3 or Tier 4 or Fannie Mae has designated such Mortgage Loan as a HERRO Loan for purposes of and as defined in this Agreement; plus

            (c) $6.50 per each $1,000 (.65%) of the aggregate unpaid principal balance of all Mortgage Loans, if any, for which the Loss Level is Level II regardless of the Pricing and Underwriting Tier; plus

            (d) $8.00 per each $1,000 (.80%) of the aggregate unpaid principal balance of all Mortgage Loans, if any, for which the Loss Level is Level III regardless of the Pricing and Underwriting Tier;

provided, however, that, if Lender is a Qualifying Lender as of the date a particular loan becomes a Mortgage Loan pursuant to this Agreement (or Fannie Mae otherwise assigns to the Mortgage Loan a PERQ Rate pursuant to Section 3.11(a) of this Agreement) the following PERQ Rate schedule shall apply in the calculation of the





                                       11
[4/96]

Risk-Based Reserve Amount respecting such Mortgage Loan in lieu of the Standard Risk-Based Rate, as of any date of determination:

            (e) $5.00 per each $1,000 (.50%) of the aggregate unpaid principal balance of such Mortgage Loans, if any, for which the Loss Level is Level I and, as of the date of Purchase by Fannie Mae, the Pricing and Underwriting Tier is Tier 1 or (other than respecting a HERRO Loan) as to which Fannie Mae has not designated a Pricing and Underwriting Tier;

            (f) $3.50 per each $1,000 (.35%) of the aggregate unpaid principal balance of such Mortgage Loans, if any, for which the Loss Level is Level I and, as of the date of Purchase by Fannie Mae, the Pricing and Underwriting Tier is Tier 2;

            (g) $2.00 per each $1,000 (.20%) of the aggregate unpaid principal balance of such Mortgage Loans, if any, for which the Loss Level is Level I and, as of the date of Purchase by Fannie Mae, the Pricing and Underwriting Tier is Tier 3 or Fannie Mae has designated such Mortgage Loan as a HERRO Loan for purposes of and as defined in this Agreement;

            (h) $0.50 per each $1,000 (.05%) of the aggregate unpaid principal balance of such Mortgage Loans, if any, for which the Loss Level is Level I and, as of the date of Purchase by Fannie Mae, the Pricing and Underwriting Tier is Tier 4;

            (i) $6.50 per each $1,000 (.65%) of the aggregate unpaid principal balance of such Mortgage Loans, if any, for which the Loss Level is Level II regardless of the Pricing and Underwriting Tier;

            (j) $8.00 per each $1,000 (.80%) of the aggregate unpaid principal balance of such Mortgage Loans, if any, for which the Loss Level is Level III regardless of the Pricing and Underwriting Tier; and

provided further, however, that (x) the above-mentioned Risk-Based Rate shall be reduced in the case of a Modified Risk Mortgage Loan to the rate equal to the product of the otherwise applicable Standard Risk-Based Rate or PERQ Rate, as the case may be, multiplied by the applicable Rate Reduction Percentage (as determined by Fannie Mae and reported by Fannie Mae to Custodian) for such Modified Risk Mortgage Loan; and that (y) without consent of Lender or Custodian, Fannie Mae upon notice to Lender and Custodian may reduce the above Risk-Based Rates respecting a Mortgage Loan pursuant to this Agreement, effective at any time, or increase the above Risk-Based Rates respecting any Mortgage Loan pursuant to this Agreement or may establish new Pricing and Underwriting Tiers with specified Risk-Based Rates pursuant to this Agreement, as any such reduction, increase or Pricing and Underwriting Tier may be set forth from time to time in the DUS Guide. Any increase in the above Risk-Based Rates shall apply only as to Mortgage Loans for which Fannie Mae made a commitment to Lender after the effective date of such increase.





                                       12
[4/96]

            "S&P" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc. or any successor thereto that is a nationally recognized statistical rating agency approved by Fannie Mae.

            "SERVICING FEE RESERVE" means the reserve established pursuant to
Section 3.09 of this Agreement in the event Lender is required, pursuant to the Loss Sharing Agreement, to deliver servicing income to Custodian.

            "STANDARD RISK-BASED RATE" means the percentage rate used in calculation of the Risk-Based Reserve Amount (with reference to clauses (a) through (d), and subject to the provisos of the definition of "Risk Based Reserve Amount") respecting a Mortgage Loan unless Fannie Mae otherwise determines that a PERQ Rate is applicable to such Mortgage Loan pursuant to this Agreement.

            "SUPERSEDED RESERVE METHODOLOGY" shall have the meaning set forth on Exhibit N of this Agreement.

            "TIER 1", "TIER 2", "TIER 3", and "TIER 4" means the four pricing and underwriting tier designations described as such in the DUS Guide.

            "VALUATION DATE" means any Collateral Delivery Date and the fifteenth (15th) day of each month (or if any such day is not a Business Day, the next succeeding Business Day).

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

            Section 2.01. Grant of Security Interest. To secure the payment of all amounts payable by Lender under its Payment Obligations and to secure the performance of its covenants, representations, warranties and agreements contained in this Agreement, the Contract, and the Loss Sharing Agreement, Lender assigns, transfers, deposits, pledges and sets over to Fannie Mae, each item of Collateral (including Acceptable Collateral) delivered to Fannie Mae directly or through its collateral agent and bailee, Custodian pursuant to this Agreement and, respecting any Collateral including Acceptable Collateral (other than an undrawn-upon Letter of Credit) and any funds, securities or other assets on deposit in the Collateral Account, grants to Fannie Mae a valid perfected first priority security interest in, Lien upon and right of set-off against the following:

      (i) ALL OF Lender's right, title and interest, whether now existing or hereafter arising in each item of Collateral (including Acceptable Collateral and any funds, securities or other assets on deposit in the Collateral Account) delivered under this Agreement;

      (ii) TOGETHER WITH all additions to and substitutions for the Collateral (including Acceptable Collateral and any funds, securities or other assets on deposit in the





                                       13
[4/96]

            Collateral Account) as are required or permitted pursuant to the terms of this Agreement;

      (iii) TOGETHER WITH all proceeds, payments, distributions and collections received or to be received, or derived or to be derived, now or any subsequent time from or in connection with Collateral (including Acceptable Collateral and any funds, securities or other assets on deposit in the Collateral Account); and

      (iv) TOGETHER WITH all powers and rights of Lender, whether presently held or subsequently acquired, including rights of enforcement, with respect to Collateral (including Acceptable Collateral and any funds, securities or other assets on deposit in the Collateral Account).

                                  ARTICLE III
              DELIVERY AND ADMINISTRATION OF ACCEPTABLE COLLATERAL

            Section 3.01.  Delivery of Acceptable Collateral.

            (a) (i) The initial delivery of Acceptable Collateral shall be made by Lender concurrently with or prior to the date of execution by Fannie Mae of this Agreement. Subsequently, Acceptable Collateral may be delivered in addition to or, in accordance with Section 3.05, in substitution for or replacement of one or more previously delivered items of Acceptable Collateral. On each Collateral Delivery Date, Lender:

                 (A) shall: (i) deliver to Custodian a Letter of Credit or an amendment to an existing Letter of Credit increasing the amount of such Letter of Credit; (ii) in the case of the initial delivery of an Existing Investment Agreement, cause to be delivered to Custodian the Existing Investment Agreement and an assignment duly executed by Lender in the form of Exhibit I; (iii) deliver to Custodian immediately available funds or Permitted Investments (together with documentation evidencing the transfer of such Permitted Investment to Custodian or, if applicable, Custodian's financial intermediary), with written instructions for investment of such funds and the proceeds of such Permitted Investments in Permitted Investments in accordance with the Investment Guidelines, subject to the provisions of Section 3.04(e) of this Agreement; or
            (iv) if an Existing Investment Agreement has previously been delivered to Custodian, deliver immediately available funds to Fannie Mae under such Existing Investment Agreement and Fannie Mae shall deliver to Custodian the notice set forth in Section 3.01(a)(iv) of this Agreement;

                 (B) shall deliver to Custodian the Letter of Acceptable Collateral in the form of Exhibit B; and





                                       14
[4/96]

                 (C) shall deliver to Custodian the opinion of counsel in the form of Exhibit G, in the case of a Letter of Credit (or as required by Section 3.01(a)(v), if applicable), or in the form of Exhibit J, in the case of the initial Collateral Delivery Date of Collateral other than a Letter of Credit.

                 (ii) Lender shall furnish the opinion of counsel in the form of Exhibit D and a certificate substantially in the form of Exhibit A upon delivery of this Agreement by Lender to Custodian.

                 (iii) At least five (5) Business Days prior to the anticipated initial Collateral Delivery Date of Collateral other than a Letter of Credit, Lender shall notify Custodian of Lender's intention to deliver Collateral other than a Letter of Credit, and deliver to Fannie Mae (at the address specified by Fannie Mae pursuant to this subsection), for execution and filing by Fannie Mae, financing statements executed by Lender with the description of Collateral set forth in Exhibit K sufficient for filing in, together with a letter from Lender's counsel setting forth, the jurisdictions and offices (including addresses) in which such financing statements should be filed (which jurisdictions and offices shall be identical to the jurisdictions and offices that will be set forth in such counsels opinion in the form of Exhibit J). In addition, Lender shall deliver to Fannie Mae financing statements for Fannie Mae to file in the District of Columbia. Custodian shall deliver to Fannie Mae and Lender's counsel, no later than the Business Day preceding the anticipated initial Collateral Delivery Date of Collateral other than a Letter of Credit an opinion of Custodian's counsel in the form of Exhibit L. For the purpose of this subsection, (A) "initial Collateral Delivery Date of Collateral other than a Letter of Credit" shall mean the first Collateral Delivery Date on which any Collateral of any type or types other than (or in addition to) an undrawn Letter of Credit is first delivered to Custodian pursuant to this Agreement, and (B) the executed financing statements and Lender's counsel letter should be delivered to counsel to Fannie Mae at the address designated BY Fannie Mae. Lender shall reimburse Fannie Mae for costs and expenses incurred in connection with the filing of any financing statements.

                 (iv) In the event that Lender delivers funds to Fannie Mae pursuant to an Existing Investment Agreement, Fannie Mae shall notify Custodian by telephone or telecopy promptly of such delivery and the amount of such funds, and Custodian shall be entitled to rely on such notification in determining the Collateral Value of the Collateral under this Agreement.

                 (v) In the event that a Letter of Credit previously delivered under this Agreement is amended to reflect an extension of the term of, or an increase of the face amount of, such Letter of Credit, Lender shall cause the delivery to Custodian, concurrent with such amendment, of an opinion of counsel to the issuer of such Letter of Credit, in the form of Exhibit H, as to the validity of





                                       15
[4/96]
such amendment and the enforceability of such Letter of Credit as amended against the issuer.

                 (vi) No later than five (5) Business Days following the delivery by Lender of Collateral and the related documents on any Collateral Delivery Date, and receipt of any notice from Fannie Mae of delivery of funds under an Existing Investment Agreement, Custodian shall determine:

            (A)  whether the Collateral delivered is Acceptable Collateral;

            (B)  the Collateral Value of such Collateral;

            (C) whether the Letter of Acceptable Collateral and the opinion(s) of counsel described above comply with the provisions of this Agreement;

            (D) upon the initial delivery of an Existing Investment Agreement or a Permitted Investment, that there is included with the Collateral an assignment substantially in the form of Exhibit I; and

            (E) whether the Collateral Value of such Collateral, when added to the Collateral Value of any previously delivered and currently held Collateral, is at least equal to the Aggregate Reserve Requirement.

                 (vii) After Custodian makes the determinations set forth in
Section 3.01(a)(vi), Custodian promptly shall deliver to Fannie Mae and Lender the Letter of Confirmation in the form of Exhibit C. If Custodian is unable to make any of the determinations set forth in Section 3.01(a)(vi), Custodian promptly shall notify Fannie Mae and Lender which determinations it was unable to make and the reasons why it was unable to make such determinations.

            (b) In the event Acceptable Collateral is a Letter of Credit, no variation of the text of Exhibit E or F shall be made or accepted as Acceptable Collateral by Custodian without Fannie Mae Is prior written consent.

            (c) Each item of Collateral shall be delivered to Custodian at Custodian's offices in Boston, Massachusetts or such other address as the Custodian shall designate by notice to Fannie Mae and Lender.

            (d) Subject to Section 3.05, Acceptable Collateral delivered under this Agreement and held from time to time by the Custodian may consist (i) entirely of one or more Existing Investment Agreements, (ii) entirely of one or more Letters of Credit, (iii) entirely of one or more Permitted Investments held in accordance with the Investment Guidelines, or (iv) any combination of the foregoing.





                                       16
[4/96]
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            Section 3.02.  Calculation of the Aggregate Reserve Requirement.
As of each monthly Valuation Date, the PERQ Effective Date and such other dates as Fannie Mae shall reasonably require, Custodian shall calculate the Aggregate Reserve Requirement.

            Section 3.03. Monthly Valuation of Acceptable Collateral; Reduction of Collateral.

            (a) As of each monthly Valuation Date, Custodian shall (i) determine the Collateral Value of each item of Collateral delivered to and held by Custodian under this Agreement and whether such Collateral (taken as a whole) constitutes Acceptable Collateral; (ii) if any Acceptable Collateral consists of one or more Letter(s) of Credit, take the action required by
Section 3.04(c)(ii); and (iii) whether the investment of the Collateral is in compliance with the Investment Guidelines, to the extent applicable. Within five Business Days of each monthly Valuation Date, Custodian shall deliver to:

      (x) Fannie Mae and Lender a monthly report setting forth Custodian's determination of whether Collateral delivered to and held by Custodian under this Agreement is Acceptable Collateral (taken as a whole), the Collateral Value of each item of Acceptable Collateral, the Aggregate Reserve Requirement as of such date of determination (including, commencing as of the PERQ Effective Date, if applicable pursuant to Exhibit N of this Agreement, the PERQ Credit), whether the Collateral Value of Acceptable Collateral is equal to, exceeds or is less than the Aggregate Reserve Requirement as of such date of determination, and, if the Collateral Value of Acceptable Collateral is greater than or less than the Aggregate Reserve Requirement as of such date of determination, the amount of such excess or deficiency as the case may be; and

      (y) Lender a monthly report of all transactions confirmed by Custodian with respect to Acceptable Collateral since the preceding monthly Valuation Date with respect to any Collateral delivered and then held under this Agreement.

            (b)  If any report delivered to Fannie Mae and Lender pursuant to
Section 3.03(a)(x) above indicates that the Aggregate Reserve Requirement exceeds the Collateral value of Acceptable Collateral on the date of determination to which such report pertains, or if any Collateral that has been delivered by Lender pursuant to Section 3.01 is not Acceptable Collateral, then, within fifteen (15) days after the date of such monthly report, Lender shall deliver, or cause to be delivered, to Custodian additional Acceptable Collateral (provided that, unless Lender otherwise provides written notice to Custodian, Lender shall be deemed to have requested the application by Custodian of the PERQ Credit, if applicable, pursuant to Exhibit N of this Agreement, if Lender is then a Qualifying Lender pursuant to Section 3.10 of this Agreement), in an aggregate amount equal to or greater than the amount specified in such report from Custodian and any other items





                                       17
[4/96]
required under Section 3.01(a) or the notice of Fannie Mae pursuant to
Section 3.01(a)(iv), as applicable. Upon such delivery of such Acceptable Collateral, Custodian shall take the actions specified in Section 3.01(a)
(vi) and (vii) (and, upon application, if any, of the PERQ Credit, Custodian shall also take the actions specified in Exhibit N of this Agreement).

            (c) If any monthly report delivered to Fannie Mae and Lender pursuant to Section 3.03(a)(x) above indicates that the Collateral Value on the date of determination to which such report pertains exceeds the Aggregate Reserve Requirement, Lender may request in writing to Custodian (with a copy to Fannie Mae) that the amount of the Acceptable Collateral be reduced to an amount not less than the Aggregate Reserve Requirement and in such request specify which Acceptable Collateral Lender wishes to have reduced, liquidated or released and whether in the form of cash or specified Permitted
Investment (s), as applicable; provided, however, that (i) during the initial term of any Existing Investment Agreement or Permitted Investment described in clause (f) of the definition of Permitted Investments, no reduction of Invested Funds under such Existing Investment Agreement or Permitted Investment described in clause (f) of the definition of Permitted Investments, shall be permitted and (ii) no reduction of Invested Funds under any Existing Investment Agreement or Permitted Investment described in clause (f) of the definition of Permitted Investments, with a Reset Date (as defined in that Existing Investment Agreement or Permitted Investment described in clause (f) of the definition of Permitted Investments) shall be permitted until the next Reset Date. Unless an Event of Default has occurred and is continuing, such reduction may occur in the manner set forth in Section 3.03(d). If an Event of Default has occurred and is continuing, Custodian shall not permit the reduction or release of any Acceptable Collateral. Lender shall be responsible for all costs and expenses, if any, incurred by Custodian and Fannie Mae associated with such requested reduction or release.

            (d) If a Letter of Credit is to be amended in connection with a report delivered under Section 3.03(c), Lender shall notify Custodian and shall arrange for an amendment to be delivered to Custodian so reducing the amount of such Letter of Credit. Unless Custodian has actual knowledge of or has received notice from Fannie Mae concerning the occurrence of an Event of Default, Custodian shall permit such reduction. If the amount of funds subject to investment under an Existing Investment Agreement is to be reduced, Custodian shall notify Fannie Mae of the amount of such permitted reduction.
If no Event of Default has occurred and is continuing, subject to the terms of the applicable Existing Investment Agreement and Section 3.03(c), Fannie Mae shall deliver to Lender funds equal to the amount of such reduction of Invested Funds promptly upon receipt of notice from Custodian and shall notify Custodian of the delivery of such funds to Lender. If amounts on deposit in the Collateral Account, including Permitted Investments are to be reduced, Custodian shall take such actions, at the written direction of Lender, to transfer one or more designated Permitted Investments or to liquidate specified





                                       18
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Permitted Investments so as to provide funds to the Collateral Account pursuant to Section 3.12(b) of this Agreement. Unless Custodian has actual knowledge of or has received notice from Fannie Mae concerning the occurrence of an Event of Default, Custodian shall deliver such Permitted Investments, funds or combination thereof equal in Collateral Value to the amount of such reduction to Lender within fifteen (15) days after receipt of such written direction of Lender, and shall notify Fannie Mae of such delivery to Lender.

            Section 3.04.  Administration of Acceptable Collateral.

            (a) The Custodian shall hold and administer the Collateral (including Acceptable Collateral) delivered to it under this Agreement in accordance with the provisions of this Agreement.

            (b) Any Existing Investment Agreement pledged under this Agreement shall be held securely by Custodian. If either party to an Existing Investment Agreement pledged under this Agreement furnishes notice to the other party of its intention to terminate such Existing Investment Agreement, Lender, unless Fannie Mae in its sole and absolute discretion determines otherwise, shall provide to Custodian substitute Acceptable Collateral meeting all the applicable requirements of this Agreement together with any opinions or documents that may be required by this Agreement with respect to such Acceptable Collateral on or before the date that is thirty (30) days prior to the expiration date of such Existing Investment Agreement. If substitute Acceptable Collateral meeting all the applicable requirements of this Agreement and any opinion and other documents required with respect to such Acceptable Collateral under this Agreement are not received by Custodian at least five (5) Business Days prior to termination of such Existing Investment Agreement referred to in the preceding sentence, then Custodian shall advise Fannie Mae that substitute Acceptable Collateral has not been received and, unless Fannie Mae otherwise directs pursuant to Section 3.04(d), that Fannie Mae should pay to Custodian all Invested Funds under such Existing Investment Agreement together with any accrued but unpaid interest pursuant to such Existing Investment Agreement for deposit with the Custodian in the Collateral Account on the termination date of such Existing Investment Agreement.

            (c) Any Letter of Credit delivered under this Agreement shall be held securely by Custodian. Notwithstanding any other provision of this Agreement to the contrary, Custodian shall not permit an existing Letter of Credit to terminate without drawing on it unless Custodian has in its possession sufficient other Acceptable Collateral having a Collateral Value at least equal to the Aggregate Reserve Requirement.

                 (i) If the Person that issued the Letter of Credit notifies Custodian that it has determined not to renew or extend the Letter of Credit as contemplated therein, Custodian shall notify Lender and Fannie Mae of Custodian's receipt of such notification. Upon receipt of such notice or if the





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      Letter of Credit by its terms is due to terminate, Lender shall provide to Custodian substitute Acceptable Collateral meeting all the requirements of this Agreement, together with any opinions or documents that may be required by this Agreement with respect to such Acceptable Collateral, on or before the date that is thirty (30) days prior to the expiration date of such Letter of Credit. If substitute Acceptable Collateral meeting all the requirements of this Agreement and any opinions and other documents required with respect to such Acceptable Collateral under this Agreement are not received by Custodian at least five (5) Business Days prior to termination of the Letter of Credit in Custodian's possession, then Custodian shall draw upon the full amount of such Letter of Credit (or, if applicable, any confirmation) prior to termination.

                 (ii) In the case of any Letter of Credit, on each Collateral Delivery Date for such Letter of Credit and on each Valuation Date, Custodian shall determine whether the bank issuing, or, if such Letter of Credit is confirmed by another financial institution, the bank confirming, such Letter of Credit constitutes a Qualified Issuer on the Collateral Delivery Date or Valuation Date, as applicable. If the Custodian determines that such issuer or confirming bank is not a Qualified Issuer, then, Custodian shall notify Lender and Fannie Mae of such determination and within fifteen (15) days after such notification, but in any event not less than five (5) Business Days before termination of the Letter of Credit, Lender shall provide to Custodian substitute Acceptable Collateral meeting all the requirements of this Agreement and any opinions and other documents required with respect to such Acceptable Collateral under this Agreement. If substitute Acceptable Collateral and any opinions and other documents required with respect to such Acceptable Collateral under this Agreement are not received by Custodian within fifteen (15) days after such notification, but in any event not less than five (5) Business Days prior to the termination of the Letter of Credit in Custodian's possession, then Custodian shall draw upon the full amount of such Letter of Credit (or, if applicable, any confirmation) prior to termination.

            (d) If for any reason Custodian shall withdraw Invested Funds under an Existing Investment Agreement under Section 3.04(b) of this Agreement or draw on a Letter of Credit under Section 3.04(c) of this Agreement, Custodian shall deposit the entire amount withdrawn under an Existing Investment Agreement or drawn under a Letter of Credit in the Collateral Account.

            (e) Any funds or Permitted Investments delivered under this Agreement shall be held securely by Custodian. Upon delivery to Custodian of funds or Permitted Investments (including proceeds thereof) under this Agreement (or if for any reason Custodian shall withdraw Invested Funds under an Existing Investment Agreement under Section 3.04(b) or draw on a Letter of Credit under Section





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

3.04(c) of this Agreement), Custodian shall create and maintain with itself a segregated non-interest-bearing custodial account (the "Collateral Account") for the sole benefit of Fannie Mae and deposit in such segregated custodial account the entire amount of such funds and Permitted Investments (and the proceeds of such withdrawal of Invested Funds or drawing on a Letter of Credit). Amounts in the Collateral Account shall be invested (and reinvested, as the case may be) in Permitted Investments selected by and pursuant to written instructions of Fannie Mae or Lender, as provided below, in accordance with the Investment Guidelines, unless, upon the occurrence of an Event of Default, Fannie Mae instructs the Custodian pursuant to Section 9.01 to deliver funds or Permitted Investments to Fannie Mae or apply funds against Lender's obligations to Fannie Mae under the Contract, this Agreement and the Loss Sharing Agreement as Fannie Mae, exercising its sole and absolute discretion, shall direct. Custodian shall have no responsibility for the application of any such proceeds or Permitted Investments transferred to Fannie Mae. Except as otherwise provided in Section 3.03(c) and (d) respecting a reduction or release of Acceptable Collateral, no interest or earnings, if any, on Permitted Investments held by Custodian in the Collateral Account shall be paid or be payable currently to Lender. Lender and Fannie Mae agree that the Custodian shall, after consultation with Fannie Mae, invest monies in such account in Permitted Investments as Fannie Mae shall direct in written instructions to Custodian, provided that, unless Custodian has actual knowledge of, or has received notice from Fannie Mae concerning the occurrence of an Event of Default, Custodian shall not be required to so consult with Fannie Mae and Custodian, after consultation with Lender, shall invest (and reinvest, as the case may be) monies in the Collateral Account in Permitted Investments as Lender shall direct in written instructions to Custodian. In each instance, Custodian's duty to invest shall be subject to the availability of the designated Permitted Investments (including time-of-day requirements), and in no instance shall the Custodian have any obligation to provide investment advice or be liable for any loss suffered on any Permitted Investment, and the right of Lender and Fannie Mae, as the case may be, to direct investment shall be subject to Section 3.12. If, by or before 4:00 p.m. on any Business Day Custodian has not received written instructions from Fannie Mae or Lender, as appropriate, as to the investment of uninvested funds in the Collateral Account Custodian shall invest the uninvested balance, if any, of the Collateral Account at the close of such Business Day in accordance with the Investment Guidelines as from time to time in effect.

            (f) Neither the Custodian nor Fannie Mae shall incur liability for any loss with respect to funds invested by Custodian in accordance with the terms of this Agreement. Any such funds and investments held by Custodian or Fannie Mae shall be applied to Lender's obligations to Fannie Mae under the Contract, this Agreement and the Loss Sharing Agreement at such time or times as Fannie Mae, in its sole and absolute discretion, may determine.





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
            Section 3.05. Substitution of Acceptable Collateral. Unless an Event of Default has occurred and is continuing, Lender shall have the right, upon compliance with the provisions of Section 3.01, at any time and from time to time to deposit with Custodian Acceptable Collateral in substitution for or replacement of Acceptable Collateral previously delivered pursuant to the terms of this Agreement; provided, however, that (a) Fannie Mae, in its sole and absolute discretion, may limit the number of Existing Investment Agreements that it will accept under this Agreement, (b) that during the initial term of any Existing Investment Agreement, no reduction of Invested Funds under such Existing Investment Agreement shall be permitted and (c) no reduction of Invested Funds under any Existing Investment Agreement with a Reset Date shall be permitted until the next Reset Date under that Existing Investment Agreement. In the event Lender substitutes Acceptable Collateral for other Acceptable Collateral previously delivered pursuant to the terms of this Agreement, Custodian promptly upon receipt of such substitute Acceptable Collateral, together with the opinions and documents required pursuant to
Section 3.01, and Lender's written request shall release such previously deposited Acceptable Collateral from the Lien of this Agreement but only after Custodian has completed the actions set forth in Sections 3.01(a)(vi) and
(vii) with respect to such substitute Acceptable Collateral. If Lender is substituting a Letter of Credit or Permitted Investments for an Existing Investment Agreement, Fannie Mae shall remit or cause to be remitted Invested Funds (as defined in the Existing Investment Agreement) to Lender promptly after receipt of the Letter of Confirmation from Custodian.

            Section 3.06. Release of Acceptable Collateral. Except as provided in Sections 3.03(c) and (d) and 3.05 and Exhibit N of this Agreement, Custodian, as collateral agent and bailee of Fannie Mae, shall not release any of the Collateral including Acceptable Collateral from the Lien of this Agreement without Fannie Mae's prior written approval.

            Section 3.07. Change in Aggregate Reserve Requirement. Fannie Mae shall have the sole and exclusive right to determine the Loss Level, as provided in the Loss Sharing Agreement, and the Pricing and Underwriting Tier, as provided in the DUS Guide, of any Mortgage Loan used to calculate the Aggregate Reserve Requirement or any Reimbursement Base. Lender acknowledges that from time to time, as permitted by the DUS Guide and the Loss Sharing Agreement, Fannie Mae, as to any Mortgage Loan, may increase (e.g., from Level I to Level II or Level III) or decrease (e.g., from Level III or Level II to Level II or Level I) the Loss Level. Fannie Mae shall notify Custodian in writing of any change in the Risk-Based Rate due to a change in the applicable Loss Level. Within fifteen (15) days of receipt of the monthly valuation report by Custodian pursuant to Section 3.03(a)(x) of this Agreement advising Lender of a change in the Aggregate Reserve Requirement due to such change in the applicable Loss Level, Lender, if the Collateral Value of all previously delivered Acceptable Collateral is less than the then current Aggregate Reserve Requirement, shall deliver, or cause to be delivered with Custodian additional Acceptable Collateral (or




[4/96]                                 22
unless Lender otherwise directs, Custodian shall apply the PERQ Credit, if applicable, pursuant to Exhibit N of this Agreement, if Lender is then a Qualifying Lender pursuant to Section 3.10 of this Agreement) in an aggregate amount so that the Collateral Value of all Acceptable Collateral equals or exceeds the then current Aggregate Reserve Requirement in accordance with the provisions of Section 3.03(b) of this Agreement.

            Section 3.08. Custodian Reliance on Fannie Mae Reports. For the purpose of fulfilling its obligation under this Agreement, Custodian shall be entitled to rely on the most-recently received monthly reports or other written notice from Fannie Mae delivered to Custodian not later than the Business Day prior to the date of determination to which such information relates of (i) the unpaid principal balance, the Risk-Based Rate, the Rate Reduction Percentage if any, and any other material written information applicable to each Mortgage Loan; and (ii) whether Fannie Mae has determined Lender to be a Qualifying Lender pursuant to Section 3.10(a) of this Agreement, later withdrawn such determination pursuant to Section 3.10(b) of this Agreement or reinstated Lender as a Qualifying Lender pursuant to Section 3.10(c) of this Agreement.

            Section 3.09. Servicing Fee Reserve. In the event Fannie Mae requires Lender to deliver servicing income to Custodian pursuant to the Loss Sharing Agreement, Fannie Mae shall notify Custodian that Fannie Mae has imposed such requirement on Lender and Custodian shall establish a reserve for such servicing income and deposit, upon receipt, into such reserve all servicing income delivered by Lender. Custodian shall invest funds in the Servicing Fee Reserve in Permitted Investments. Funds in the Servicing Fee Reserve shall be applied to Lender's obligations to Fannie Mae under the Contract, this Agreement and the Loss Sharing Agreement at such time or times as Fannie Mae, in its sole and absolute discretion, may determine. The Servicing Fee Reserve shall not be included in determining whether the Aggregate Reserve Requirement has been satisfied. Lender agrees that it will take whatever reasonable action Fannie Mae or Custodian may request in order to perfect Fannie Mae's interest in the Servicing Fee Reserve.

            Section 3.10. Qualifying Lender Determination; Withdrawal by Fannie Mae.

            (a) If the aggregate unpaid principal balance of Mortgage Loans is equal to or exceeds $500,000,000 as of the first Business Day of any calendar quarter on or after the date of execution by Fannie Mae of this Agreement, Fannie Mae shall determine in its sole and absolute discretion whether Lender, subject to Lender's maintaining an aggregate unpaid principal balance of Mortgage Loans equal to or in excess of $500,000,000, is a Qualifying Lender for the period of such calendar quarter, based on such criteria as Fannie Mae in its sole and absolute discretion shall determine from time to time including, by way of example and not limitation, Lender's financial condition, the financial





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
condition of properties the Liens on which secure Mortgage Loans, Lender's demonstrated competence in underwriting Mortgage Loans and Lender's overall standing with Fannie Mae under Delegated Underwriting and Servicing. Respecting the initial such quarterly determination, Fannie Mae shall promptly notify Lender in writing (with a copy to Custodian) of such determination, which determination shall be effective as of the PERQ Effective Date. Custodian shall establish the PERQ Effective Date as a Valuation Date not more than forty-five (45) days after the later of (i) the date of execution by Fannie Mae of this Agreement or (ii) the date of such written notice by Fannie Mae of such determination that Lender is a Qualifying Lender.

            (b) After the determination by Fannie Mae that Lender, subject to Lender's maintaining an aggregate unpaid principal balance of Mortgage Loans equal to or in excess of $500,000,000, is a Qualifying Lender, Fannie Mae may, but need not, reassess from time to time thereafter, whether Lender is a Qualifying Lender, based on such criteria as Fannie Mae shall determine from time to time. Respecting such reassessments, Fannie Mae shall notify Lender in writing (with a copy to Custodian) of a withdrawal, if any, by Fannie Mae in its sole and absolute discretion of its determination that Lender is a Qualifying Lender, which adverse determination shall be effective as of the date such notice is given to Lender pursuant to Section 10.01 of this Agreement. Custodian shall rely on such initial determination by Fannie Mae until Fannie Mae shall notify Custodian of such withdrawal by Fannie Mae.

            (c) If Fannie Mae withdraws its determination that Lender is a Qualifying Lender pursuant to Section 3.10(b) of this Agreement, Fannie Mae may determine in its sole and absolute discretion to reinstate Lender as a Qualifying Lender, effective on such date and for such period as determined by Fannie Mae and, in such event, Fannie Mae shall notify Lender (with a copy to Custodian).

            (d) Without notice by Fannie Mae to Lender, Lender shall not be a Qualifying Lender at any time that the aggregate unpaid balance of Mortgage Loans is less than $500,000,000.

            Section 3.11. Application of PERQ Rates to Loans that Become Mortgage Loans Pursuant to this Agreement when Lender is a Qualifying Lender.

            (a) In connection with the initial determination by Fannie Mae that Lender is a Qualifying Lender, Fannie Mae shall list each Mortgage Loan, in chronological order by date of Purchase by Fannie Mae. Fannie Mae shall assign a Standard Risk-Based Rate designation to each Mortgage Loan so listed in order of date of Purchase by Fannie Mae (beginning with the earliest such date of Purchase by Fannie Mae) until the aggregate unpaid principal balance of such Mortgage Loans equals at least $500,000,000. Fannie Mae shall assign a PERQ Rate designation to each Mortgage Loan subsequently Purchased by Fannie Mae (without regard to





                                       24
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
whether the Purchase by Fannie Mae occurred prior to the PERQ Effective Date). Fannie Mae shall designate each Mortgage Loan on a "whole loan" basis with either a Standard Risk-Based Rate or a PERQ Rate being applicable to the entire unpaid principal balance of such Mortgage Loan.

            (b)  After the initial Risk-Based Rate assignments pursuant to
Section 3.11(a) of this Agreement, Fannie Mae shall assign a PERQ Rate designation to any loan that becomes a Mortgage Loan pursuant to this Agreement when Lender is a Qualifying Lender (including any loan that is a refinancing of a previously outstanding Mortgage Loan). Fannie Mae shall advise Custodian of the PERQ Rate applicable to such Mortgage Loan pursuant to Section 3.08 of this Agreement, and Custodian shall forward such report to Lender.

            (c) Upon written notice from Fannie Mae of the assignment of a PERQ Rate to a Mortgage Loan, Custodian thereafter shall calculate the Risk-Based Reserve Requirement component of the Aggregate Reserve Requirement at the PERQ Rate respecting Mortgage Loans so assigned a PERQ Rate designation without regard to whether Lender is a Qualifying Lender as of the date of such calculation.

            Section 3.12. Investment Guidelines for Acceptable Collateral. (a) Pursuant to Section 3.04(e) of this Agreement, amounts held in the Collateral Account shall be invested only in Permitted Investments in accordance with the Investment Guidelines. Net income or gain received and collected from such investments shall be credited and losses charged to the Collateral Account.

            (b) Unless Custodian has actual knowledge of or has received notice from Fannie Mae concerning the occurrence of an Event of Default, Custodian, at and pursuant to the written direction of Lender, shall sell or present for redemption or exchange, as specified in such direction any Permitted Investment in which moneys in the Collateral Account shall have been invested as directed by Lender to provide cash or facilitate the transfer of money or securities in connection with a release of Collateral pursuant to
Section 3.03(c) or (d) or a substitution of Collateral pursuant to Section 3.05, which direction from Lender shall provide such specific direction as to the investment or investments to be liquidated and the manner or method of sale, redemption or exchange as Custodian may require. Custodian shall have no liability for any loss suffered in connection with any such sale, redemption or exchange (provided Custodian acts in accordance with such direction) . As soon as practicable after any such sale, redemption or exchange, Custodian shall give notice thereof (including a brief summary of the manner of such sale, redemption or exchange) to Fannie Mae and Lender. Upon the occurrence of an Event of Default, Fannie Mae may instruct Custodian to sell or cause to be sold one or more Permitted Investments in which moneys in the Collateral Account are invested pursuant to Section 9.01. Custodian shall have no duty to preserve rights of Lender (against prior parties or otherwise) in any Permitted Investments.





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[4/96]

            (c) Neither Fannie Mae nor Custodian shall be liable for any loss arising from, or any depreciation in the value of any obligations in which funds in the Collateral Account shall be invested.

            (d) Fannie Mae may, at any time, modify all or part of the Investment Guidelines as Fannie Mae deems necessary or convenient in its sole and absolute discretion by written notice to Lender and Custodian. Custodian and Lender shall be bound by any modification to the Investment Guidelines immediately upon written notice from Fannie Mae or at such other time as may be specified in such notice. Collateral that would no longer be Acceptable Collateral solely pursuant to Investment Guidelines as so modified shall be permitted to mature unless Fannie Mae, in its sole and absolute discretion, instructs Custodian to liquidate such Collateral prior to maturity.

            (e) Investment Guidelines, as of the date of execution by Fannie Mae of this Agreement, are:

            (i) Not less than ten percent (10%) of the Collateral Value of Acceptable Collateral shall be invested in (A) Permitted Investments that have a current maturity of less than one year; (B) Letters of Credit; (C) Existing Investment Agreements or Permitted Investments described in clause (f) of the definition of Permitted Investments, in either case that are payable in immediately available funds that have an original maturity of one year or less; or (D) any combination of the foregoing.

            (ii) With respect to Acceptable Collateral constituting investments described in clauses (d), (e) and (g) of the definition of Permitted Investments, not more than thirty percent (30%) of the Collateral Value of all Acceptable Collateral shall be invested in any such obligations of a particular obligor or its affiliates (including, by way of example and not limitation, commercial paper of any one corporation or certificates of deposit of any one depository institution).

            (iii) With respect to Acceptable Collateral constituting investments described in clause (c) of the definition of Permitted Investments, the aggregate market value of the securities subject to repurchase sold by the counterparty entity to Custodian pursuant to any such repurchase agreement shall be maintained by the counterparty entity selling the securities so subject to repurchase at not less than the below-referenced percentage of the repurchase price (including, by way of example and not limitation, accrued interest or price differential as of the date of determination), based on the securities subject to repurchase and original maturity of the repurchase agreement:

                 (A) for eligible Government Obligations that have a current maturity of one year or less:




                                       26
[4/96]

                       (1) 101% respecting repurchase agreements with an original maturity of 30 days or less;

                       (2) 102% respecting repurchase agreements with an original maturity of 31 to 60 days; and

                       (3) 103% respecting repurchase agreements with an
                 original maturity of 61 to 90 days.

                 (B) for eligible securities other than Government Obligations that have a current maturity of one year or less or for eligible Government Obligations that have a current maturity of more than one year:

                       (1) 102% respecting repurchase agreements with an original maturity of 30 days or less;

                       (2) 103% respecting repurchase agreements with an original maturity of 31 days to 60 days; and

                       (3) 104% respecting repurchase agreements with an original maturity of 61 days to 90 days.

                 (C) for eligible Fannie Mae mortgaged-backed securities that have a current maturity of more than one year:

                       (1) 103% respecting repurchase agreements with maturities of 30 days or less;

                       (2) 104% respecting repurchase agreements with maturities of 31 days to 60 days; and

                       (3) 105% respecting repurchase agreements with maturities of 61 days to 90 days.

            (iv) With respect to Acceptable Collateral constituting investments described in clause (c) of the definition of Permitted Investment, not more than thirty-three and one-third percent (33.33%) of the Collateral Value of all Acceptable Collateral shall be invested in any such repurchase agreements pursuant to which the securities subject to repurchase (other than Government Obligations) are obligations of a particular obligor or its affiliates.

            (v) No investments may be made in term obligations issued or guaranteed by Custodian having an original maturity in excess of one Business Day at the Acquisition Date.

            (vi) In the event that Custodian does not receive directions from Fannie Mae or Lender as to the investment of uninvested funds in the Collateral Account, Custodian shall invest such amounts in the following Permitted Investments: overnight Federal Funds; or if sale of overnight Federal Funds




                                       27
[4/96]
      is not reasonably available to Custodian, overnight time or demand deposits of Custodian otherwise described in clause (e) of the definition of Permitted Investments, if available.

                                   ARTICLE IV
              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LENDER

            Lender represents and warrants to Fannie Mae and Custodian (a) on the date of execution by Lender of this Agreement and (b) on each Collateral Delivery Date under this Agreement that:

            Section 4.01. Consents to Transfer. No consents or approvals of any Persons are or will be required which have not or will not have been obtained for: (i) the execution, delivery and performance of this Agreement;
(ii) the pledge of, and security interest in, Collateral, if Collateral other than a Letter of Credit is being delivered by Lender, and the delivery of Collateral to Custodian, as collateral agent and bailee for Fannie Mae, for the purposes of and as contemplated by this Agreement; (iii) the delivery of any funds to Fannie Mae pursuant to an Existing Investment Agreement; (iv) the investment and reinvestment of funds in the Collateral Account in Permitted Investments in accordance with the Investment Guidelines; or (v) to the best knowledge and belief of Lender, the subsequent transfer of the proceeds of any Letter of Credit, Existing Investment Agreement or Permitted Investment by Custodian, as collateral agent and bailee for Fannie Mae, pursuant to the terms of this Agreement.

            Section 4.02. Existence and Power. Lender is the type of entity set forth in the first paragraph of this Agreement, duly organized, validly existing and in good standing under the laws governing its creation and existence has not been known or done business under any other name that has not been disclosed to Fannie Mae, and has all necessary corporate or partnership, as applicable, powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into this Agreement, and, if Lender is a partnership, all of the general partners of Lender are set forth on Exhibit O.

            Section 4.03. Authorization and Non-contravention. The execution, delivery and performance by Lender of this Agreement are within Lender's lawful corporate or partnership, as applicable, power and have been duly authorized by all necessary corporate or partnership, as applicable, action on the part of Lender and, if applicable, any Person with an ownership interest in Lender whose action is required, and will not: (i) violate or contravene any law, regulation, judgment, injunction, order, decree or other instrument currently binding on Lender; or (ii) violate, contravene or constitute a default under any provision of the governing documents of Lender or of any material agreement, contract, mortgage or other instrument currently binding on Lender.

[4/96]

            Section 4.04. Binding Effect. This Agreement constitutes a valid and binding agreement of Lender enforceable against Lender in accordance with its terms.

            Section 4.05. Governmental Consents. No consent, approval, authorization or order of any Governmental Body is required, and no filing need be made with any Governmental Body, in connection with the execution, delivery and performance by Lender of this Agreement or the consummation by Lender of the transactions contemplated by this Agreement.

            Section 4.06. Litigation. There are no actions, suits, or proceedings pending or to the best knowledge of Lender threatened against it or, if applicable, any general partner of Lender, in any court or before any Federal, state, municipal or other governmental department or commission, board, bureau, agency or instrumentality which, if adversely determined, will materially and adversely affect its business or financial condition or the validity and enforceability of this Agreement or its ability to perform in accordance with this Agreement.

            Section 4.07. Title to Acceptable Collateral. Lender has good title to any Collateral other than a Letter of Credit delivered to Custodian under this Agreement, free of all liens (other than the Lien created by this Agreement). In addition, any Acceptable Collateral or other Collateral delivered to Custodian under this Agreement shall not be subject to any offset, defense or counterclaim other than by Fannie Mae, if applicable. Upon delivery to Custodian of any Existing Investment Agreement or Permitted Investment, Fannie Mae will obtain and have a valid perfected first priority lien in and upon such Existing Investment Agreement or Permitted Investment subject to no other Lien and the Existing Investment Agreement or Permitted Investment will neither have been nor will be assigned, transferred or pledged by Lender as Collateral for any other purpose.

            Section 4.08. Relationship with Custodian. Neither Lender nor, if applicable, any general partner of Lender is controlling, controlled by or under common control with Custodian, and neither Lender nor, if applicable, any general partner of Lender has any special relationship with Custodian, including, by way of example and not limitation any agency relationship, that has not been disclosed to Fannie Mae.

            Section 4.09. Showings.  Lender has delivered to Fannie Mae and
Custodian: (a) an executed opinion of Lender's legal counsel, if required by the terms of this Agreement; (b) Acceptable Collateral (or immediately available funds with written instructions for investment of such funds in Permitted Investments in accordance with the Investment Guidelines) and, if required, an Assignment in the form of Exhibit I; (c) the Letter of Collateral for each item of Collateral; and (d) other documents as may reasonably be requested by Fannie Mae or Custodian.




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            Section 4.10. Compliance with Laws.  Neither Lender nor, if applicable, any general partner of Lender is in violation of any statute, rule or regulation of any Governmental Body or any order of any court or arbitrator, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Lender or any general partner of Lender. Lender, if Lender is a depository institution, has complied with the requirements of 12 U.S.C. Section 1823(e), as amended from time to time, in connection with the authorization, execution, delivery, and retention of all documents under Delegated Underwriting and Servicing.

                                   ARTICLE V
                          REPRESENTATIONS OF CUSTODIAN

            Custodian represents and warrants to Fannie Mae and Lender that:

            Section 5.01. Existence and Power. Custodian is the type of entity set forth in the first paragraph of this Agreement, duly incorporated, validly existing and in good standing under the laws governing its creation and existence and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into and perform its obligations under this Agreement.

            Section 5.02. Authorization and Non-contravention. The execution, delivery and performance by Custodian of this Agreement have been duly authorized by all necessary corporate action on the part of Custodian (no action by shareholders of Custodian being required) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of association or by-laws of Custodian or of any material agreement, judgment, injunction, order, decree, or, to the best of Custodian's knowledge, any other instrument, binding upon Custodian.

            Section 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of Custodian enforceable against Custodian in accordance with its terms.

            Section 5.04. Relationship with Lender. Custodian is not controlling, controlled by or under common control with Lender, or, if applicable, any general partner of Lender listed on Exhibit O, the issuer of a Letter of Credit, any banking institution confirming a Letter of Credit or any obligor of a term Permitted Investment, and Custodian does not have any special relationships, including, by way of example and not limitation, agency relationships, with Lender or, if applicable, any general partner of Lender listed on Exhibit O, that have not been disclosed to Fannie Mae.

            Section 5.05. Financial Intermediary. Custodian is a bank which in the ordinary course of its business maintains custodial accounts for others. The execution of this Agreement by

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
Custodian has been approved either (a) by its Board of Directors and such approval is reflected in the minutes of the meeting of such Board of Directors or (b) approved by an officer of Custodian duly authorized by the Board of Directors to enter into agreements such as this Agreement and such authorization is reflected in the minutes of the Board of Directors' meetings.

                                   ARTICLE VI
                              COVENANTS OF LENDER

            Section 6.01. Performance of Obligations. Lender covenants to keep and perform faithfully all of the covenants and undertakings contained in this Agreement.

            Section 6.02. Good Standing. Lender covenants to maintain its current condition of good standing under all applicable laws and regulations.

            Section 6.03. Further Assurances. Lender shall execute and deliver or cause to be executed and delivered to Fannie Mae or Custodian at any time or times at the request of Fannie Mae or Custodian, all documents, instruments, letters of direction, notices, reports, acceptances, receipts, consents, financing statements, waivers, affidavits and certificates as Fannie Mae or Custodian may reasonably request, in form satisfactory to Fannie Mae or Custodian as appropriate, in order to consummate fully all of the transactions contemplated under this Agreement; and in connection therewith, Lender irrevocably makes, constitutes and appoints each of Fannie Mae and Custodian and any of its officers, employees or agents as its true and lawful attorney with power to sign the name of Lender to any such document, instrument, letter of direction, notice, report, acceptance, receipt, consent, financing statements, waiver, affidavit or certificate, provided Lender has not complied with Fannie Mae's or Custodian's request to execute such document within seven
(7) days from the date of written request.

            Section 6.04. Compliance with Laws. Lender will not violate any statute, rule or regulation of any governmental body or any order of any court or arbitrator, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Lender or, if applicable, any general partner of Lender.

            Section 6.05. Aggregate Reserve Requirement.  Lender agrees that
(i) at all times under this Agreement, it shall maintain the Collateral Value of Acceptable Collateral delivered under this Agreement to equal or exceed the then applicable Aggregate Reserve Requirement and (ii) it shall cure any shortfall in the Aggregate Reserve Requirement within fifteen (15) days after notice from Custodian by delivering either Acceptable Collateral (or immediately available funds with written instructions for investment of such funds in Permitted Investments in accordance with the Investment Guidelines) having an aggregate Collateral Value equal to or greater than such shortfall to Custodian in




                                       31

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
accordance with the terms of this Agreement or funds in an amount equal to or greater than such shortfall to Fannie Mae in accordance with the terms of an Existing Investment Agreement (or by application of the PERQ Credit, if applicable, pursuant to Exhibit N of this Agreement, if Lender is a Qualifying Lender).

            Section 6.06. Information with Respect to Lender; Lender's Counsel Opinion.

            (a)  Lender shall notify Custodian and Fannie Mae not less than ten
(10) Business Days before any proposed change in Lender's name, identity, organizational structure, place of organization or principal place of business. Upon receipt of any such notification, Fannie Mae or Custodian, upon Fannie Mae's direction, may request an opinion of Lender's counsel setting forth the actions with respect to financing or continuation statements that must be taken to maintain the perfection of the Lien of this Agreement in any Collateral. In addition, thirty (30) days prior to the date for the filing of continuation or financing statements, as set forth in the Lender's counsel opinion delivered in connection with the most recently delivered Collateral, Lender's counsel shall provide an opinion to Custodian confirming that the information with respect to such filings is unchanged. If Lender's counsel is unable to provide such confirming opinion, Fannie Mae or Custodian, at Fannie Mae's direction, may request an opinion of counsel setting forth the actions with respect to financing or continuation statements that must be taken to maintain the perfection of the Lien of this Agreement in any Collateral. Subject to the obligations of the Custodian as set forth in Section 7.13(a), Lender shall take such action as is necessary to maintain the perfection of the Lien of this Agreement in any Collateral.

            (b) On or after the initial Collateral Delivery Date of any Collateral other than a Letter of Credit, Lender shall notify Custodian on the first Valuation Date of each calendar quarter that the Lender's name, identity, organizational structure, place of organization or principal place of business have not changed since the most recently delivered such notice pursuant to this
Section 6.06(b), except as Lender has otherwise so notified Custodian pursuant to Section 6.06(a) of this Agreement.

            Section 6.07. Compliance by Lender with Investment Guidelines. Lender shall provide instructions to Custodian respecting the investment of Collateral only in accordance with the Investment Guidelines.

                                  ARTICLE VII
                       COVENANTS AND DUTIES OF CUSTODIAN

            Section 7.01. Safekeeping of Acceptable Collateral. Custodian shall hold and keep all Collateral, including Acceptable Collateral, delivered to it by Lender in certificated or physical form, along with all assignments and each Letter of Credit, in secure fireproof storage facilities with adequate controls on access to assure the safety and security of the documents.





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
Custodian shall add all Collateral, including Acceptable Collateral, delivered to it by Lender in book-entry form to the securities account of the Custodian for the benefit of Fannie Mae and identify such book-entry obligations on the books and records of Custodian as being held as Collateral for the benefit of Fannie Mae.

            Section 7.02. Maintenance of Records. Custodian will at all times maintain its books and records accurately to reflect Fannie Mae's perfected first priority security interest in any Collateral other than a Letter of Credit held by Custodian under this Agreement. In addition Custodian, so long as this Agreement remains in force and effect, shall maintain this Agreement as an official record of Custodian.

            Section 7.03. Delivery of Opinions of Counsel. Custodian shall deliver to Fannie Mae and Lender an opinion of Custodian's counsel substantially in the form of Exhibit L at each time delivery of such opinion is required by Article III.

            Section 7.04. Acceptance of Duties and Obligations. Custodian accepts the duties and obligations imposed upon it under this Agreement and represents and covenants that Custodian is fully empowered under the applicable laws and regulations of the United States of America and, if applicable, state law, to accept such duties and obligations, and agrees to perform said duties and obligations, subject to the following express terms and conditions:

            (a) Custodian may execute any of its powers and perform any of its duties and obligations by or through attorneys, agents, receivers or employees and shall not be responsible for the acts of any attorneys or agents appointed by it with due care in good faith, and shall be entitled to advice of counsel concerning the performance of its duties and obligations under this Agreement, and may in all cases pay such reasonable compensation to all such attorneys, agents, or receivers as may reasonably be employed in connection with the performance of the duties and obligations set forth in this Agreement. Custodian may conclusively rely upon the opinion or advice of counsel appointed by Custodian in good faith. Custodian shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice. To the extent permitted by law, in no event shall Custodian be liable for any indirect, punitive, special or consequential damages.

            (b) Custodian shall not be responsible for any factual matters set forth in the recitals to this Agreement and shall not be responsible for the recording or re-recording, filing or refiling of this Agreement, or for the validity of the execution by Lender of this Agreement, or of any instruments of further assurance (other than as expressly set forth in Section 7.13), or for the sufficiency of the security intended to be delivered by Lender under this Agreement. Custodian shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Agreement.





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
            (c) Custodian shall be protected in acting in good faith upon any notice, request, resolution, consent, certificate, affidavit, letter, telegram or other paper or document, or oral communication or direction, from Fannie Mae or Lender and believed to be genuine and correct and to have been signed or sent or given by the proper Person or Persons. Without limiting the generality of the foregoing, Custodian shall have no responsibility for or obligation to determine the genuineness or validity of any item of Acceptable Collateral delivered to it, or the genuineness, validity or authorization of any signature appearing thereon.

            (d) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, Custodian shall be entitled to rely upon certificates of public officials or from an officer or general partner, as applicable, or Authorized Representative of Lender or Fannie Mae (including notices from Fannie Mae) as sufficient evidence of the facts therein contained, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.

            (e) The permissive right of Custodian to do things enumerated in this Agreement shall not be construed as duty, and Custodian shall not be liable in the performance of its obligations under this Agreement except for its negligence or willful misconduct.

            (f) Custodian shall not be required to take notice or be deemed to have notice of any default under this Agreement except for a default under
Section 6.06(b) or Section 8.01(a) of this Agreement or unless Custodian shall be specifically notified in writing of such default by Lender or Fannie Mae.

            (g) Custodian shall not be required to give any bonds or surety in respect of the execution of the powers granted it under this Agreement.

            (h) Custodian, prior to the occurrence of an Event of Default under this Agreement and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and, in the absence of bad faith on its part, Custodian may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to Custodian and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision of this Agreement are specifically required to be furnished to Custodian, Custodian shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement. After an Event of Default, unless Custodian is acting upon the express written direction of Fannie Mae, Custodian shall exercise its duties under this Agreement using the same degree of care and skill in their




                                       34

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
exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (i) All moneys received by Custodian shall, until used or applied or invested as provided in this Agreement, be held for the purposes for which they were received and shall not be commingled with the general funds of Custodian, but need not be segregated from other funds except to the extent required by law. Custodian shall have no duty to remit funds from the Collateral Account unless and until cleared and available.

            (j) No provision of this Agreement shall be construed to relieve Custodian from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) This subsection shall not be construed to limit the
                       effect of subsection (h) of this Section;

                  (ii) Custodian shall not be liable for any error of judgment made in good faith by an officer of Custodian, unless it shall be proved that Custodian was negligent in ascertaining the pertinent facts;

                 (iii) Custodian shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Fannie Mae relating to the time, method and place of conducting any proceeding or any remedy available to Custodian, or exercising any duty or power conferred upon Custodian under this Agreement; and

                  (iv) No provision of this Agreement shall require Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds is not reasonably assured to it; it being understood that a written commitment by Fannie Mae to repay such funds shall constitute reasonable assurance.

            (k) Anything in this Agreement to the contrary notwithstanding (except for clause (iv) in subsection (j) above), Fannie Mae shall have the sole and exclusive right, at any time, by an instrument or instruments in writing executed and delivered to Custodian, to instruct or direct Custodian with regard to how it should proceed in order to enforce Fannie Mae's rights under this Agreement or comply with any or all of the terms and conditions of this Agreement. In no instance shall Custodian be liable for any




                                       35

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
actions (or forbearance) undertaken by Custodian pursuant to the instruction of Fannie Mae in accordance with the terms of this Agreement or of Lender under the circumstances in which this Agreement authorize Custodian to follow Lender's instructions.

            (l) The Custodian acts strictly as collateral agent and bailee for Fannie Mae under this Agreement and as such has no duty or obligation to undertake any action of enforcement or collection in respect of the Collateral at the request or direction of Lender, including, by way of example and not limitation in connection with any dispute that may arise between Fannie Mae and Lender in respect of any calculation of, the making by Fannie Mae of, or any refusal by Fannie Mae to make, any payment of interest or principal under any Existing Investment Agreement.

            Section 7.05. Fees, Charges and Expenses of Custodian. Fannie Mae shall be responsible for the payment of all of Custodian's fees and reasonable expenses arising under this Agreement in accordance with the schedule attached as Exhibit M (such fees and expenses, "Permitted Expenses") , provided that Lender for the benefit of Fannie Mae, as an obligation of Lender secured under this Agreement, shall pay directly to Custodian all such Permitted Expenses of Custodian within thirty (30) days after invoicing by Custodian. From time to time Custodian shall invoice Lender (with copy to Fannie Mae) for such Permitted Expenses of Custodian; provided that Custodian shall not be entitled to, nor shall it assert, a Lien on any portion of the Collateral with respect to any sums owing to it pursuant to this Agreement. If Lender shall fail to pay such Permitted Expenses of Custodian within thirty (30) days after invoicing by Custodian, Custodian shall so notify Fannie Mae (with a copy to Lender). If such Permitted Expenses of Custodian remain unpaid thirty (30) days after such notice by Custodian to Fannie Mae, Custodian shall bill Fannie Mae directly for any Permitted Expenses of Custodian due and payable.

            Section 7.06. Notice to Fannie Mae if Default Occurs. If a default occurs of which Custodian is by Section 7.04(f) required to take notice, Custodian promptly shall give written notice of such default to Fannie Mae and Lender by facsimile transmission followed by notice to Fannie Mae by registered or certified mail or national overnight delivery service pursuant to Section
10.01 of this Agreement.

            Section 7.07. Corporate Custodian Required; Eligibility. There shall at all times be a custodian under this Agreement and such custodian shall be a corporation or association organized and doing business under the laws of the United States of America or of any state, authorized to accept and exercise the trusts in this Agreement and be subject to supervision or examination by Federal or state authorities. Any successor as custodian shall have a combined capital and surplus of at least $100,000,000, and shall be a member bank of a Federal Reserve Bank qualified to maintain book entry accounts. If at any time Custodian shall cease to be eligible in accordance with the provisions of this Section, it

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
shall resign immediately at the request of Fannie Mae. No resignation or removal of Custodian and no appointment of a successor custodian shall become effective until the successor custodian has been appointed as provided in this
Article VII and has accepted its appointment under Section 7.11 hereof.

            Section 7.08. Successor Custodian by Merger, Consolidation, Etc. Any corporation or association into which Custodian may be merged, or with which it may be consolidated, or to which it may sell, lease or transfer its corporate trust business and assets as a whole or substantially as a whole, provided such corporation or association is otherwise eligible under Section
7.07 hereof, shall be and become successor custodian under this Agreement and shall be vested with all the powers, rights, obligations, duties, remedies, immunities and privileges under this Agreement as was its predecessor, without the execution or filing of any instrument on the part of any of the parties to this Agreement except as may be necessary to maintain the perfection of the security interest created by this Agreement under which Fannie Mae is the secured party in accordance with the Uniform Commercial Code.

            Section 7.09. Resignation of Custodian. Custodian and any successor custodian may at any time resign from the duties and obligations created by this Agreement by giving sixty (60) days prior written notice by registered or certified mail to Lender and Fannie Mae. If no successor custodian shall have been so appointed and have accepted appointment within sixty (60) days of the giving of written notice by the resigning Custodian as aforesaid, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian.

            Section 7.10. Removal of Custodian. Custodian or any successor custodian may be removed at any time with or without cause, by an instrument or concurrent instruments in writing delivered to Custodian and Lender by Fannie Mae.

            Section 7.11. Appointment of Successor Custodian. In case Custodian shall:

            (a)  resign pursuant to Section 7.07 or 7.09;

            (b)  be removed pursuant to Section 7.10; or

            (c) be dissolved, taken under the control of any public officer or officers or of a receiver appointed by a court, or otherwise become incapable of acting under this Agreement,

a successor shall be appointed by Fannie Mae. Fannie Mae shall provide notice to Lender of such appointment. Every such successor custodian appointed pursuant to the provisions of this Section shall be eligible to serve as Custodian under Section 7.07 and willing to accept the duties imposed under the terms and conditions of this Agreement.

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
            In case at any time Custodian shall resign and no appointment of a successor custodian shall have been made and accepted pursuant to the provisions of this Article VII prior to the date specified in the notice of resignation as the date when such resignation would otherwise take effect, Fannie Mae may require delivery of the Collateral to it to be held pursuant to the provisions of this Agreement or apply to any court of competent jurisdiction to appoint a successor custodian. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor custodian.

            Section 7.12. Concerning Any Successor Custodian. Every successor custodian appointed under this Agreement shall execute, acknowledge and deliver to its predecessor and also to Lender and Fannie Mae, an instrument in writing accepting such appointment, and upon sending such instrument such successor shall become fully vested with all the powers, rights, obligations, duties, remedies, immunities and privileges of its predecessor; but, nevertheless, (1) such predecessor shall, on the written request of Lender or Fannie Mae, execute and deliver an instrument transferring to such successor custodian all the powers, rights, obligations, duties, remedies, immunities and privileges of such predecessor under this Agreement, and (2) such predecessor shall deliver all securities, moneys, books, records, documents and registers held by it as Custodian under this Agreement to its successor. Immediately upon appointment as a successor custodian, such successor custodian shall deliver to Lender and Fannie Mae a Letter of Confirmation and shall fulfill all the obligations of a Custodian under this Agreement. Should any instrument in writing from Lender or Fannie Mae be required by any successor custodian for more fully and certainly vesting in such successor the powers, rights, obligations, duties, remedies, immunities and privileges vested in the predecessor by this Agreement, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Lender and/or Fannie Mae at the expense of Fannie Mae. The written notice of resignation of any Custodian and the instrument or instruments removing any Custodian and appointing a successor under this Agreement, together with all other instruments provided for in this Article, shall be filed or recorded by the successor custodian in each recording office, if any such instrument or this Agreement shall have been filed or recorded.

            Section 7.13. Protection of Lien.

            (a) Custodian will from time to time execute and deliver all financing statements, continuation statements, and such other instruments, and will take such other action as may be necessary or advisable to maintain or preserve the Lien of this Agreement in any Collateral (other than Letters of Credit) delivered under this Agreement as a perfected first priority security interest. Fannie Mae designates Custodian as its agent and attorney-in-fact to execute such financing statements, continuation statements and such other instruments referred to in the preceding sentence.




                                       38
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
            (b) Without Fannie Mae's prior approval, Custodian shall not remove any Existing Investment Agreement or Permitted Investment from the jurisdiction in which it was held on the date such Existing Investment Agreement or Permitted Investment was delivered to Custodian unless Custodian has delivered to Fannie Mae (and, unless an Event of Default has occurred and is continuing, Lender) an opinion of counsel to the effect that such lien and perfected security interest will continue to be maintained after giving effect to such removal.

            (c) If Custodian has not received quarterly notice by Lender pursuant to Section 6.06(b) of this Agreement respecting any change in name, identity, organizational structure, place of organization or principal place of business of Lender within five (5) days after the initial Valuation Date of any calendar quarter, Custodian shall so notify Lender of such required notice. Custodian shall promptly notify Fannie Mae if (i) Custodian receives such notice from Lender affirmatively indicating any such change, or (ii) no notice is received within seven (7) days after Custodian contacts Lender as provided above.

            Section 7.14. Compliance by Custodian with Investment Guidelines. Custodian shall invest funds and hold Collateral in the Collateral Account only in accordance with the Investment Guidelines.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

            Section 8.01. Events of Default. Any one or more of the following acts or occurrences shall constitute an Event of Default under this Reserve
Agreement:

            (a) Lender shall fail to deliver Acceptable Collateral or otherwise shall fail to comply with any requirements of Article III within the time specified in Article III, or shall fail to maintain sufficient Acceptable Collateral so that the aggregate Collateral Value of all Acceptable Collateral is equal to or greater than the Aggregate Reserve Requirement as required by this Agreement;

            (b) Lender shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those agreements contained in Article III) for a period of thirty (30) days after written notice thereof has been given to Lender by Fannie Mae, unless Fannie Mae agrees in writing that such failure cannot be cured or remedied within such 30-day period, and Lender commences within such 30-day period, and thereafter diligently pursues to completion, a course of action reasonably designed in Fannie Mae's judgment to cure or remedy such failure;

            (c) any representation, warranty or statement made by Lender in this Agreement, in the Contract or in any certificate delivered in connection with or under this Agreement shall prove to have been incorrect in any material respect when made; provided




                                       39
[4/96]
that if the incorrect matter as to which such representation or warranty relates is capable of being cured, it shall not constitute an Event of Default unless Lender fails to correct such matter within thirty (30) days after Lender shall first acquire knowledge or receive notice of the matter;

            (d) Lender's acts or omissions in the performance of any of its obligations under this Agreement constitute (i) fraud or material misrepresentation or (ii) negligence that has a material, adverse effect on Fannie Mae's rights or interests;

            (e) The occurrence of a Lender insolvency, or, in the case of a Lender that is a depository institution, the appointment of a conservator or receiver;

            (f) Lender shall repudiate or, within any applicable cure period, fail to perform any of its obligations under the Contract;

            (g) Lender shall repudiate or, within any applicable cure period, fail to perform any of its obligations under the Loss Sharing Agreement; or

            (h) Lender shall fail to make any Payment Obligation as and when required by the Loss Sharing Agreement.


                                   ARTICLE IX
                                    REMEDIES

            Section 9.01. Remedies of Fannie Mae. Upon the occurrence of any Event of Default under this Agreement, unless such Event of Default has been cured to Fannie Mae's satisfaction, Fannie Mae may, at its sole option:

            (a) notify and cause Custodian to draw, in whole or in part, upon any Letter of Credit delivered to Custodian under this Agreement, hold the proceeds from such a draw in accordance with Section 3.04(d), and upon notice from Fannie Mae, promptly deliver the proceeds thereof to Fannie Mae in accordance with Fannie Mae's instructions;

            (b) retain, take title to and (subject to the limitation set forth below) use for any purpose, either directly or through Custodian (acting in accordance with the instructions of Fannie Mae), any Invested Funds (together with any accrued interest thereon) under any Existing Investment Agreement delivered under this Agreement, and/or, at Fannie Mae's sole and absolute discretion, terminate such Existing Investment Agreement;

            (c) instruct Custodian to sell, liquidate or otherwise dispose of or cause to be sold, liquidated or otherwise disposed of in a commercially reasonable manner, the Collateral or any part thereof or interest therein by public auction to the highest bidder or at private sale or auction with or without demand, advertisement

[4/96]
or notice of the date, time or place of sale or any adjournment thereof, upon such terms and in such manner that Fannie Mae may approve. Nevertheless, if notice of any public sale shall be required by law, Lender agrees that such notice shall be sufficient if it describes the Collateral to be sold in general terms, stating the nature thereof, and the location and nature of the Collateral, and is published at least once in a newspaper of general circulation which Fannie Mae may elect in the city in which Custodian's corporate trust office is located, not less than two (2) days prior to the sale. All requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to Lender at its address set forth herein or at such other addresses as it may have in writing provided to Fannie Mae, at least two
(2) days before the time of such sale or disposition. Fannie Mae may, if it deems it reasonable, direct Custodian to adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale. Custodian is hereby irrevocably appointed the true and lawful attorney of Lender, in its name and stead, to make all necessary transfers of property thus sold; and for that purpose it may execute all necessary instruments of transfer, and may substitute one or more Persons with like power, Lender hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by Fannie Mae, Custodian or any purchaser of the Collateral or any part thereof, Lender shall ratify and confirm any such sale or transfer by executing and delivering to Custodian or such purchaser all proper instruments of transfer and releases as may be designated in any such request. Fannie Mae, or Custodian acting on its behalf, may proceed at law or in equity to foreclose the lien of this Agreement against all or any part of the Collateral and to have the same sold under the judgment or decree of a court having jurisdiction or as otherwise may be required or permitted by law. In connection with any such action or proceeding, Lender hereby waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect thereto and also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by Fannie Mae, or Custodian acting on its behalf, of the Collateral. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, Fannie Mae or Custodian may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of the sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of Custodian, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof. Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind Lender and Custodian to the purchaser or purchasers, shall operate

[4/96]
to divest all right, title and interest whatsoever of each of them under or pursuant to this Agreement in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all persons claiming through or under them to assert such right, title and interest. Lender agrees that the other parties hereto shall have no obligation to marshall any Collateral for the benefit of Lender or any other Person; and

            (d) take whatever other action at law or in equity may appear necessary or desirable to enforce any monetary obligation, covenant or agreement of Lender under this Agreement.

Proceeds of any Letter of Credit, Existing Investment Agreement, Permitted Investment, or other Collateral held under this Agreement shall be applied by Fannie Mae against (i) Lender's obligation for the benefit of Fannie Mae to pay Custodian's fees and reasonable expenses arising under this Agreement, (ii) Lender's allocated share of the loss with respect to any Mortgage Loan after Fannie Mae calculates the loss on that Mortgage Loan as provided in the Loss Sharing Agreement and (iii) in Fannie Mae's sole and absolute discretion, any other obligation owed by Lender to Fannie Mae. No such funds or, if, in Fannie Mae's sole and absolute discretion, such funds are invested, earnings on such funds shall be returned to Lender until all obligations for payment by Lender under this Agreement, the Loss Sharing Agreement, the Contract, and any other agreement with Fannie Mae that requires Lender to deposit Collateral under this Agreement have been determined and paid in full and all such agreements have been terminated.

            Section 9.02. Remedies Not Exclusive. Unless otherwise expressly provided, no remedy conferred in this Agreement or reserved to Fannie Mae is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. Fannie Mae shall not be required to liquidate, or otherwise realize against, Collateral held under this Agreement, prior to any demand and suit for payment by Lender of any amounts then owing to Fannie Mae.

            Section 9.03. Delay or Omission Not Waiver. No delay or omission of Fannie Mae to exercise any right or remedy provided under this Agreement upon an Event of Default (except a delay or omission pursuant to a written waiver) shall impair any such right or remedy or constitute a waiver of, or acquiescence in, any such Event of Default. Every right and remedy given by this Article IX or by law to Fannie Mae may be exercised from time to time, and as often as may be deemed expedient by Fannie Mae. In order to entitle Fannie Mae to exercise any remedy reserved to Fannie Mae in this Article IX, it shall not be necessary to give any notice.

            Section 9.04. Restoration of Rights and Remedies. If Fannie Mae shall have instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been

[4/96]
discontinued or abandoned for any reason, or has been determined adversely to Fannie Mae, then and in every such case, Fannie Mae, Custodian and Lender, subject to any determination in such proceeding, shall be restored severally and respectively to their former positions under this Agreement, and thereafter all rights and remedies of Fannie Mae shall continue as though no such proceeding had been instituted.

            Section 9.05. Effect of Cure Periods on Remedies. The rights of Custodian or Fannie Mae otherwise provided in this Agreement to draw on any Letter of Credit, to use any Invested Funds under an Existing Investment Agreement or to liquidate any Permitted Investment shall not be limited or affected in any way by any right of Lender to cure or remedy a default set forth in Section 8.01(b) or (c) of this Agreement.

            Section 9.06. Additional Security; Right to Set-Off. Any amounts at any time credited or due to Lender from Fannie Mae, securities or other property of Lender in the possession of Fannie Mae (other than, with respect to any warehouse bank with which Fannie Mae has entered into a "bailee letter" pursuant to the DUS Guide, any "Note" or "Additional Documents" so long as such property is held by Fannie Mae as bailee for the benefit of such warehouse bank pursuant to such bailee letter) may at all times be treated as Collateral for the payment of any obligation under this Agreement, the Contract or the Loss Sharing Agreement and Lender pledges to Fannie Mae and grants Fannie Mae a valid security interest in, Lien upon and right of set-off against all such amounts, securities or other property. Regardless of the adequacy of any other Collateral, Fannie Mae may execute or realize on its security interest in any such amounts credited by or due to Lender from Fannie Mae, securities or other property and may apply any such amounts, securities or other property to or set them off against Lender's obligations to Fannie Mae under this Agreement, the Contract or the Loss Sharing Agreement at any time after the occurrence and during the continuance of any Event of Default.

            Section 9.07. Liquidation of Collateral. If Custodian shall at any time receive written notice from Fannie Mae stating that an Event of Default has occurred and is continuing, and directing Custodian to sell or otherwise liquidate the Collateral held by Custodian, or such portion or portions thereof as are designated in such direction, Custodian shall outline and send to Fannie Mae a proposed manner of sale (including methodology, to the extent applicable) for Fannie Mae's approval. Upon receipt by Custodian of written approval from Fannie Mae of the manner (and methodology, as applicable) of sale or other liquidation (and having received notice of an Event of Default and instruction to sell or liquidate Collateral, as provided above), Custodian shall carry out the sale or other liquidation of Collateral, or such portion or portions thereof, as so directed and in accordance with such approved terms. In no instance shall Custodian be obligated to commence (or defend) any legal, proceedings, or to take any actions which in its reasonable judgment shall require it to expend or risk its own funds or to incur or suffer liability for which it

[4/96]
has not been indemnified to its satisfaction, in connection with the sale or liquidation of Collateral. If Custodian shall at any time receive written notice from Fannie Mae stating that an Event of Default has occurred and is continuing, and directing Custodian to transfer or deliver to Fannie Mae (or as it may direct) any Collateral, or portion or portions thereof, held by Custodian (including by way of example, and not limitation, any cash or Permitted Investments held in the Collateral Account), Custodian shall transfer or deliver such Collateral to Fannie Mae (or as it may otherwise direct). Custodian shall not be responsible for determining the requirements of applicable law (including without limitation those imposed on secured parties under the Uniform Commercial Code, to the extent applicable), if any, or for compliance therewith, in connection with any such sale, liquidation or transfer of Collateral. In no instance shall Custodian be liable for any loss or deficiency incurred or resulting from or remaining after any such sale, liquidation or transfer (provided the same is carried out in accordance with the instruction and approval of Fannie Mae, as provided for hereinabove).

                                   ARTICLE X
                                 MISCELLANEOUS

            Section 10.01. Notices. Each notice, request, instruction demand, consent, or other approval (collectively, "notices" and singly "notice") given under this Agreement shall be in writing to the other party at its address set forth on the signature page of this Agreement or at such other address as such party may designate by notice to the other party and shall be deemed given (a) three (3) Business Days after mailing, by certified or registered U.S. mail, return receipt requested, postage prepaid, (b) one (1) Business Day after delivery, fee prepaid, to a national overnight delivery service (such as Federal Express, Purolator Courier, or U.P.S. Next Day Air), (c) when delivered, if personally delivered with proof of delivery thereof, or (d) on the date of transmission of notice sent by facsimile machine if sent on a Business Day, otherwise on the next Business Day. If notice is sent by telecopier or facsimile machine, a copy also must be sent by one of the methods set forth in (a) - (c) above, but notice will be deemed given as provided in clause (d) above.

            Each party to this Agreement agrees that it will not refuse or reject delivery of any notice given under this Agreement, that it will acknowledge, in writing, the receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the delivery or courier service.

            Section 10.02. No Waiver. No failure or delay by Fannie Mae in exercising any right, power or privilege under any of the Contract, the Loss Sharing Agreement, the DUS Guide or this Agreement shall operate as a waiver of such right, power or





                                       44
[4/96]
privilege nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 10.03. Termination. This Agreement shall terminate on the date that Custodian transfers any remaining Collateral to Lender or Fannie Mae, in accordance with the provisions of this Agreement, following receipt by Custodian of written authorization from Fannie Mae to release the Collateral. Fannie Mae shall give such authorization to Custodian in the event that (a) Lender has completely and fully satisfied all of its Payment Obligations to Fannie Mae under the Contract, this Agreement and the Loss Sharing Agreement and no Mortgage Loans remain outstanding, and (b) Lender ceases to be an approved lender under Delegated Underwriting and Servicing and the Contract.

            Section 10.04. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing, is signed by Lender and Custodian and is consented to in writing by Fannie Mae.

            Section 10.05. Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

            Section 10.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

            Section 10.07. Relationship to DUS Guide. In the event of an inconsistency between the DUS Guide and this Agreement, the provisions of this Agreement shall govern.

            Section 10.08. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAWS OF THE UNITED STATES, AND, TO THE EXTENT THERE IS NO APPLICABLE FEDERAL LAW, THE LAWS OF THE DISTRICT OF COLUMBIA WITHOUT GIVING EFFECT TO INTERNAL CHOICE OF LAW RULES, EXCEPT THAT WITH RESPECT TO THE PERFECTION OF SECURITY INTERESTS IN ACCEPTABLE COLLATERAL, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL APPLY. LENDER, CUSTODIAN AND FANNIE MAE SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLUMBIA AND OF ANY DISTRICT OF COLUMBIA COURT SITTING IN THAT JURISDICTION FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. LENDER, CUSTODIAN AND FANNIE MAE IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN





                                       45
[4/96]

INCONVENIENT FORUM. LENDER, CUSTODIAN AND FANNIE MAE IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR CONTEMPLATED BY THIS AGREEMENT.

            IN WITNESS WHEREOF, Lender, Custodian and Fannie Mae have executed this Agreement effective as of the date of execution by Fannie Mae.


                               WASHINGTON MORTGAGE FINANCIAL GROUP,
                               LTD., a Delaware corporation


                               By:  /s/ SHEKAR NARASIMHAN   (seal)
                                  -------------------------------
                               Name:    Shekar Narasimhan
                                    -----------------------------
                               Title:   President/CEO
                                     ----------------------------

                               Address: 1593 Spring Hill Road, #400
                                        Vienna VA 22182

                               Telephone:  703-610-1400
                               Facsimile:  703-610-1404

                               Date: May 29, 1996
                                     ----------------------------

                               STATE STREET BANK AND TRUST COMPANY

                               By: /s/ CLAIRE A. FUSCO      (seal)
                                  -------------------------------
                               Name:  Claire A. Fusco
                                    -----------------------------
                               Title:   Vice President
                                     ----------------------------

                               Mailing Address:
                                        Corporate Trust Department P.O. Box 778
                                        Boston, MA 02102

                                        Attention: Corporate Trust Department

                                        or

                               Delivery Address:
                                        Corporate Trust Department
                                        Two International Place
                                        Boston, MA 02110

                                        Attention:  Claire A. Fusco

                               Telephone:  (617) 664-5440
                               Facsimile:  (617) 664-5367

                               Date:  5/31/96
                                    -----------------------------

                                       46
[4/96]

                               FEDERAL NATIONAL MORTGAGE ASSOCIATION

                               By: /s/ THOMAS W. WHITE            (seal)
                                  --------------------------------
                               Name:    Thomas W. White
                                    ------------------------------
                               Title:   Senior Vice President for
                                        Multifamily Activities
                                     -----------------------------

                               Address:
                                        3900 Wisconsin Avenue, N.W.
                                        Washington, DC 20016
                                        Attention:  Multifamily Activities

                               Telephone:  (202) 752-7405
                               Facsimile:  (202) 752-4231

                               Date: As of June 4, 1996
                                    ------------------------------




                                       47
[4/96]

                                   EXHIBIT A

                   CERTIFICATE OF AUTHORIZED REPRESENTATIVES

                             CERTIFICATE OF LENDER

I, Elizabeth Whitbred-Snyder, certify that I am the duly elected Senior Vice President of Washington Mortgage Financial Group, Ltd., a corporation, and further certify as follows.

Pursuant to the requirements of the Delegated Underwriting and Servicing Reserve Agreement by and among Lender, Federal National Mortgage Association and State Street Bank and Trust Company, the following are the names of the Authorized Representatives of Lender and a true specimen signature of each individual.



NAME                   TITLE                   SPECIMEN SIGNATURE
----                   -----                   ------------------

Shekar Narasimhan      President/CEO           /s/ SHEKAR NARASIMHAN
                                               -------------------------

Howard S. Perkins      EVP/CFO/Treasurer       /s/ HOWARD S. PERKINS
                                               -------------------------

Douglas Moritz         EVP Lending             /s/ DOUGLAS MORITZ
                                               -------------------------

Clarke B. Welbum       EVP Credit Policy       /s/ CLARKE B. WELBUM
                                               -------------------------

In witness whereof, I have signed my name.

Dated:  May 29, 1996
                                           /s/ ELIZABETH WHITBRED-SNYDER
                                           ------------------------------------
                                           Elizabeth Whitbred-Snyder
                                           Senior Vice President and Controller
(SEAL)

                                   EXHIBIT B

                        LETTER OF ACCEPTABLE COLLATERAL

                            [On Lender's Letterhead]

FEDERAL NATIONAL MORTGAGE ASSOCIATION
c/o    State Street Bank and Trust Company
       Corporate Trust Department
       Two International Place
       Boston, MA 02110(1)

Ladies and Gentlemen:

Enclosed in connection with the Delegated Underwriting and Servicing Reserve Agreement among ________________ ("Lender"), Federal National Mortgage Association ("Fannie Mae"), and State Street Bank and Trust Company as collateral agent and bailee for Fannie Mae (in such capacity, "Custodian" or "you"), as in effect on the date of this letter (the "Reserve Agreement"), is the Schedule of Acceptable Collateral as set forth on Schedule A ("Acceptable Collateral").

In connection with the delivery of the Acceptable Collateral described in Schedule A to you, we represent that we have full [corporate/partnership] right, power and authority to perform all of our obligations under the Reserve Agreement, including, if applicable, the granting of a security interest in the Acceptable Collateral other than a Letter of Credit (as defined in the Reserve Agreement), and that the Acceptable Collateral described on Schedule A complies with all applicable requirements of the Reserve Agreement and all other agreements between Lender and Fannie Mae that may be applicable.

We further represent that neither the fulfillment of the terms of the Reserve Agreement nor the delivery, assignment, pledge of and security interest in the Acceptable Collateral granted to Fannie Mae violates any provisions of our organizational documents, or any law, regulations or court decree applicable to us, and none of such actions will result in a breach of, or constitute a default under, any agreement, indenture or other material instrument to which we are a party or by which we are bound. We have obtained any and all required authorizations or approvals of, or consents to, the delivery, pledge and assignment of, and security interest in, such Acceptable Collateral to Fannie Mae, delivered to Custodian as collateral agent and bailee of Fannie Mae, by federal, state or other regulatory bodies.


-----------------

(1) Insert Custodian's correct address, if changed.





                                      B-1
[4/96]

If Acceptable Collateral is being delivered in substitution of, or in addition to, previously delivered Acceptable Collateral, we have checked the appropriate box below:

      [ ] Acceptable Collateral is being delivered concurrently as substitute Acceptable Collateral.

      [ ] Acceptable Collateral is being delivered concurrently as additional Acceptable Collateral.

Please confirm the receipt of the Acceptable Collateral to us at the following address:


Please also make the determinations called for by Section 3.01(a)(vi) of the Reserve Agreement and indicate that you have made such determinations by completing and returning to us at the above address your Letter of Confirmation. Custodian may rely upon this letter as if it were addressed to it.

Lender's name, identity, organizational structure, place of organization or principal place of business have not changed since the most recently delivered Letter of Acceptable Collateral. If any such information has changed, please so state.

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------


Sincerely,

[Lender's Name]


   By: *
      ---
 Name:

Title:


 Date:

*Must be executed by an Authorized Representative of Lender. If Lender is not a corporation, the signature block should show the name of any entity (such as a general partner or manager) on behalf of which an individual is signing and the relationship of that entity to Lender.





                                      B-2
[4/96]

                            SCHEDULE A TO EXHIBIT B



            Schedule of Acceptable Collateral Delivered to Custodian
                          Under the Reserve Agreement



                 [If a Letter of Credit or an amendment to a Letter of Credit is being provided, list the following information:

                                Letter of Credit

                 Neither Letter of Credit Issuer nor Confirming Bank is an affiliate of Lender as of the date hereof: [ ] (Check if so represented by Lender.)

       Letter of Credit Issuer:
       Confirming Bank (if applicable):
       Amount: (show previous amount and addition, if amendment)
       Account Party:
       Beneficiary:
       Termination Date:
       Letter of Credit Number:]

                 [If an Existing Investment Agreement or an increase to the amount of Invested Funds under an Existing Investment Agreement is being pledged, list the following information:

                         Existing Investment Agreement

       Fannie Mae Reference Number: D____________
       Issued by: Fannie Mae
       Amount:  (show previous amount and addition, if increased)
       Termination Date:     ]

                              Permitted Investment

                 [Describe individually by issuer or counterparty, amount, interest rate or yield, maturity and CUSIP or other identifying number if Permitted Investments are to be transferred to Custodian.]

                 [If funds are to be delivered for acquisition by Custodian of Permitted Investments, attach investment instructions as Schedule B to this Exhibit B.]





                                      B-3
[4/96]

                                   EXHIBIT C


                             LETTER OF CONFIRMATION
                          [On Custodian's Letterhead]

[Lender]

-----------------------------------------

-----------------------------------------


Ladies and Gentlemen:

We have received your Letter of Acceptable Collateral dated __________________________, 19__, regarding Acceptable Collateral and other materials, as required by the Reserve Agreement, as defined in your Letter of Acceptable Collateral. We confirm that we have made the determinations called for by Section 3.01(a)(vi) of the Reserve Agreement with respect to the Acceptable Collateral and the other materials enclosed with your Letter of Acceptable Collateral. We have determined that such Acceptable Collateral has a Collateral Value of U.S. $_____________. We further confirm that we have received the Collateral described on Schedule A to your letter.

[We confirm to you and to Fannie Mae that any such Acceptable Collateral consisting of an Existing Investment Agreement (or, if an increase to an Existing Investment Agreement, notification from Fannie Mae of such increase) is in our possession, is accompanied by an executed instrument of assignment substantially in the form required by the Reserve Agreement, is being held by us for the benefit of Fannie Mae and is accompanied by the opinions of counsel in the forms required by the Reserve Agreement, which state, among other things, that such action has been taken with respect to the Investment Agreement to perfect a first-priority security interest therein in favor of Fannie Mae.]

[We confirm to you and to Fannie Mae that any such Acceptable Collateral consisting of a Permitted Investment (or Collateral consisting of immediately available funds with written instructions for investment of such funds in Permitted Investments in accordance with the Investment Guidelines) is in our actual or constructive possession, is accompanied by an executed instrument of assignment or transfer substantially in the form required by the Reserve Agreement, is being held by us for the benefit of Fannie Mae and that initial delivery of such Acceptable Collateral consisting of Permitted Investments (or such immediately available funds) is or was accompanied by the opinions of counsel in the forms required by the Reserve Agreement, which state, among other things, action required with respect to the Permitted Investment to perfect a first-priority security interest therein in favor of Fannie Mae.]

[We confirm to you and to Fannie Mae that any of such Acceptable Collateral consisting of a Letter of Credit that has been issued in the form and amount required by the Reserve Agreement, has been issued or confirmed by a bank meeting Fannie Mae's applicable





                                      C-1
[4/96]
rating standards and has been delivered to us, together with an opinion of counsel to the issuer of the Letter of Credit, in the form required by the Reserve Agreement.]

[The Letter of Credit was issued by ________________________ on ___________________, 19__, in an amount of U.S. $___________________, final expiration date of ______________________________________________.  [If applicable] The Letter of Credit was confirmed by __________________________ on _________________________, 19__.]

The statements made in this letter are subject to the terms of the Reserve Agreement, and terms used but not otherwise defined shall have the same meanings as ascribed to such terms in such Reserve Agreement.

Sincerely,

STATE STREET BANK AND TRUST COMPANY

By:
         Name:
         Title:


Date:

cc:      Federal National Mortgage Association
         3900 Wisconsin Avenue, N.W.
         Washington, D.C. 20016
         Attention: Multifamily Activities





                                      C-2
[4/96]

                          [KROOTH & ALTMAN LETTERHEAD]

                                  May 30, 1996



Federal National Mortgage Association
ATTENTION: Multifamily Activities
3900 Wisconsin Avenue, N.W.
Washington, D.C. 20016

State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, Massachusetts 02110

                 Re:    Delegated Underwriting and Servicing Reserve Agreement

Ladies and Gentlemen:

                 We have acted as counsel to Washington Mortgage Financial Group, Ltd. ("Lender") in connection with the Delegated Underwriting and Servicing Reserve Agreement ("Reserve Agreement"), executed by Lender, and submitted to Federal National Mortgage Association ("Fannie Mae") and State Street Bank and Trust Company (the "Custodian") for signature. This opinion is being delivered at the direction of the Lender in partial satisfaction of the requirements of Section 3.01(a)(ii) of the Reserve Agreement.

                 In such capacity as counsel for Lender, we have prepared, reviewed or examined, and are familiar with, originals or copies, certified or otherwise, identified to our satisfaction, of the following documents:

                 A.       Mortgage Selling and Servicing Contract (the
                          "Contract");

                 B. Delegated Underwriting and Servicing Addendum to the Mortgage Selling and Servicing Contract between Lender and Fannie Mae (the "DUS Addendum");

                 C.       Reserve Agreement;

Federal National Mortgage Association
State Street Bank and Trust Company
May 30, 1996
Page 2


                 D. Delegated Underwriting and Servicing Master Loss Sharing Agreement between Lender and Fannie Mae (the "Loss Sharing Agreement");

                 E. The Certificate of Incorporation, as amended, and Bylaws of the Lender (collectively, the "Organizational Documents;

                 F. Certificate of good standing document respecting Lender dated May 7, 1996, issued by the State of Delaware; and

                 G. Such certificates and other representations of Lender as we have deemed necessary to enable us to deliver the opinions set forth below.

                 In connection with rendering the opinions set forth below, we have examined pertinent statutes and regulations and copies, certified or otherwise, identified to our satisfaction, of the records of the Lender and have made such other investigation as we have considered necessary as a basis for the opinions expressed below.

                 In the course of our examination and review and in connection with the opinions expressed below, we have assumed the genuineness of all signatures other than Lender's, the authenticity of all documents submitted to us as copies, and the due authorization, execution and delivery of the Contact, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement by all parties thereto other than Lender.

                 In basing the opinions set forth in this opinion on "our knowledge" or "to the best of our knowledge", the words "our knowledge" and "to the best of our knowledge" signify that, in the course of our representation of Lender, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate and complete. Except as otherwise stated in this opinion, we have undertaken no investigation or verification of such matters. Further, the words "our knowledge" and "to the best of our knowledge" as used in this opinion are intended to be limited to the actual knowledge of the attorneys within our firm who have been directly involved in the representation of Lender in connection with the Contract, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement and the attorneys within our firm who we reasonably believe have knowledge of the affairs of Lender (including, as to information relevant to a particular opinion or confirmation regarding a particular factual matter, the attorneys within our firm who are primarily responsible for providing the response concerning that particular opinion or confirmation).

Federal National Mortgage Association
State Street Bank and Trust Company
May 30, 1996
Page 3



                 Based upon the foregoing, it is our opinion that:

                 1. Lender has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is now being conducted.

                 2. Lender has full right, power and authority to execute, deliver and perform its obligations under the Contract, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement, including granting a security interest as contemplated in the Reserve Agreement in certain collateral (the "Acceptable Collateral"); the Contract, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement have been duly authorized, executed and delivered by Lender; and the Contract, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement constitute the legal, valid and binding obligations of Lender, enforceable against Lender by Fannie Mae and Custodian in accordance with their terms except to the extent enforcement thereof may be limited or affected by any applicable bankruptcy, insolvency, receivership, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (whether enforcement is sought in a proceeding in equity, an action at law, or otherwise).

                 3. Neither the execution and delivery by Lender of the Contract, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement, nor the performance by Lender of its obligations under, nor the compliance by Lender with any of the provisions of, the Contract, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement violate any provisions of the Organizational Documents of Lender, or any law or regulations applicable to Lender or its assets or operations or court decree known to us to be applicable to or binding upon Lender; and none of such actions will result in a breach of, or constitute a default under, any material agreement, indenture or other instrument (known to us, after reasonable inquiry) to which Lender is a party or by which it or its assets or operations is bound, and any and all authorizations or approvals of or consents to pledge and assignment of such interest as Lender has in such Acceptable Collateral to Custodian as of the date of this opinion by any federal, state or other governmental regulatory agency at the time having Jurisdiction in the premises have been obtained.

                 4. There is not pending or, to the best of our knowledge, threatened any action, suit, proceeding, inquiry or investigation before any court, public board or regulatory agency, against or affecting Lender or its assets or operations, wherein an unfavorable decision, ruling or finding could adversely affect Lender's powers or

[4/96]

Federal National Mortgage Association
State Street Bank and Trust Company
May 30, 1996
Page 4



existence or the validity or enforceability of, or Lender's ability to perform its obligations under, the Contact, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement, or could result in any material adverse change in the business, condition (financial or otherwise) or operation of Lender.

                 We are admitted to practice in the District of Columbia, and in rendering this opinion letter, we do not express any opinion concerning any law other than the federal law of the United States, and the laws of the District of Columbia, and, although we are not admitted to practice in the State of Delaware, the provisions of the General Corporation Law of the State of Delaware applicable to the opinions expressed herein. We do not express any opinion on any issue not expressly addressed above.

                 We are rendering the opinion to you at the request of our client, the Lender, for your benefit in connection with the delivery of the Contract, the DUS Addendum, the Reserve Agreement and the Loss Sharing Agreement, and the opinion may not be relied upon by any party other than the persons to whom it is addressed without our prior written approval.

                                        Very truly yours,


                                        KROOTH & ALTMAN

                                        /s/ PATRICK J. CLANCY
                                        ----------------------------
                                        Patrick J. Clancy

                                  EXHIBIT E-1


                FORM OF IRREVOCABLE LETTER OF CREDIT (EVERGREEN)

                              [bank's letterhead]
                  IRREVOCABLE LETTER OF CREDIT NO.___________


                                               __________________________, 19__


Federal National Mortgage Association
c/o State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA 02110(1)

Dear Sir or Madam:

For the account of
                  _________________________________________________________,
                              [name of account party/customer]
we open in your favor our Irrevocable Letter of Credit No.___________ ("Credit") for an amount not exceeding a total of U.S.$________ effective immediately and expiring on _______________________, 19__ (the "Initial Termination Date").

The Initial Termination Date shall be deemed automatically extended, without amendments, for one year from the Initial Termination Date, and thereafter for one year from each anniversary of the then applicable Termination Date through _______________ (as to the Initial Termination Date or each extension of the Initial Termination Date, a "Termination Date") , unless at least sixty days prior to the then applicable Termination Date, we shall notify you in writing at the above address, with a copy to your counsel at the address specified below, by certified or registered mail, return receipt requested, that we, in our sole discretion, do not wish to extend the then applicable Termination Date for any such additional period:

                 General Counsel
                 Federal National Mortgage Association
                 3900 Wisconsin Avenue, N.W.
                 Washington, DC 20016
                      Re:  Multifamily Matters

Unless the then applicable Termination Date occurs earlier in accordance with this paragraph, the Final Termination Date shall be____________________ (the "Final Termination Date").





---------------

(1) Insert Custodian's correct address, if changed.





                                     E-1-1
[4/96]

Funds under this Credit are available to you or to State Street Bank and Trust Company, your collateral agent and bailee, against either one of your sight draft(s) on us, completed in substantially the form attached as Schedule A, for all or any part of this Credit. If, for any reason, we cannot determine the order in which any draft is presented to us, payment will be made only to Federal National Mortgage Association.

We will promptly honor all drafts drawn in compliance with the terms of this Credit if received on or before the then applicable Termination Date at
  --------------------------------------------------------------------------

----------------------------------------------------------------------------

                 [bank's address]
                                                                            .
----------------------------------------------------------------------------
Drafts presented at our office at the address set forth above no later than 10:00 a.m. shall be honored on the date of presentation, by payment in accordance with your payment instructions that accompany each such draft. If requested by you or State Street Bank and Trust Company, your collateral agent and bailee, payment under this Credit may be made by wire transfer of immediately available funds to your account as specified in your instructions, or by deposit of same day funds in a designated account that you maintain with us or at another financial institution located in the same (or a later) time zone. All drawings under this Credit will be paid with our own funds.

This Credit shall be governed by and subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 ("UCP"), and to the extent not inconsistent with the UCP, the laws of the State of [state in which the LOC issuer has its principal office].

Sincerely,


[name of bank]

By:





                                     E-1-2
[4/96]

                           SCHEDULE A TO EXHIBIT E-1

                        Form of Sight Draft (Evergreen)

                        IRREVOCABLE LETTER OF CREDIT NO.
                                                         ______________
                                  SIGHT DRAFT

[name & address of bank]
                                               -----------------------------
                                                       [city, state]

                                                                      , 19
                                               -----------------------    --

Pay on demand to Federal National Mortgage Association or to State Street Bank and Trust Company, as collateral agent and bailee of Federal National Mortgage Association, the sum of U.S. $ ________________. This draft is drawn under your Irrevocable Letter of Credit No._______________________________.


                                         Federal National Mortgage Association

                                         By:

                                                          or

                                         State Street Bank and Trust Company,
                                         as collateral agent and bailee of
                                         Federal National Mortgage
                                         Association

                                         By:






                                     E-1-3
[4/96]

                                  EXHIBIT E-2


                  CONFIRMATION OF LETTER OF CREDIT (EVERGREEN)

[Date]



Federal National Mortgage Association
c/o State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA 02110(1)

Ladies and Gentlemen:

We have been requested by ____________________________________ ("Credit
Issuer"), to add our confirmation to their Irrevocable Letter of Credit No. ________________________ ("Letter of Credit"), which was issued in your favor on ___________________________________________.

We enclose a photocopy of the Letter of Credit and engage with you that drafts drawn under and in conformity with the terms and conditions of the Letter of Credit will be honored on due presentation to the drawee.

This Confirmation is for the maximum amount Of U.S. $___________________.

Drawings under this Confirmation are available by your presentation to us at ____________________________ [bank's address] of the following:

1. The Sight Draft (substantially in the form of Schedule A of the Letter of Credit).

2. A statement purportedly signed by an officer of you or State Street Bank and Trust Company as your collateral agent and bailee certifying that you have effected your drawing to the Credit Issuer in compliance with the terms and conditions of the Letter of Credit and that the attached draft remains unpaid one business day thereafter. If for any reason we cannot determine the order any draft is presented to us or for any reason, in our sole discretion, are unsure about whether payment should be made to the beneficiary or State Street Bank and Trust Company, we shall be protected in making payment to the beneficiary.

We will promptly honor all drafts drawn in compliance with the terms of this Confirmation if received on or before the business, day next following termination date of the Letter of Credit.


----------------

(1) Insert Custodian's correct address, if changed.





                                     E-2-1
[4/96]

Drafts accompanied by the statement required above presented at our office at the address shown above no later than 10:00 a.m. shall be honored on the date of presentation, by payment in accordance with your payment instructions that accompany each such draft. If requested by you, payment under this Confirmation may be made by wire transfer of immediately available funds to your account as specified in your instructions or by depositing same day funds in a designated account that you maintain with us or at another financial institution located in the same (or a later) time zone. All drawings under this Confirmation will be paid with our own funds. This Confirmation is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 ("NCP"), and to the extent nor inconsistent with the UCP, the laws of the State of ___________________[state in which confirming bank has its principal office].

Should you have any questions, please do not hesitate to contact us at________.

Sincerely,


[Authorized Signature]

Enclosure





                                     E-2-2
[4/96]

                                  EXHIBIT F-1

                      FORM OF IRREVOCABLE LETTER OF CREDIT

                              [bank's letterhead]

                        IRREVOCABLE LETTER OF CREDIT NO.
                                                         ________

                                                                       , 19
                                                 -----------------------   --


Federal National Mortgage Association
c/o State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA 02110(1)

Dear Sir or Madam:

For the account of_____________________________________________________________
                                      [name of account party/customer]
we hereby open in your favor our Irrevocable Letter of Credit No. ___________ ("Credit") for an amount not exceeding a total of U.S. $ ____________________ effective immediately and expiring on________, 19__ (the "Termination Date").

Funds under this Credit are available to you or to State Street Bank and Trust Company, your collateral agent and bailee, against either one of your sight draft(s) on us, completed in substantially the form attached as Schedule A, for all or any part of this Credit. If, for any reason, we cannot determine the order in which any draft is presented to us, payment will be made only to Federal National Mortgage Association.

We will promptly honor all drafts drawn in compliance with the terms of this Credit if received on or before the Termination Date at

                 [bank's address]

________________________________________________________________.
Drafts presented at our office at the address set forth above no later than 10:00 a.m. shall be honored on the date of presentation, by payment in accordance with your payment instructions that accompany each such draft. If requested by you, payment under this Credit may be made by wire transfer of immediately available funds to your account as specified in your instructions, or by deposit of same day funds in a designated account that you maintain with us or at another financial institution located in the same (or a later)


----------------

(1) Insert Custodian's correct address, if changed.





                                     F-1-1
[4/96]
time zone.  All drawings under this Credit will be paid with our own funds.

This Credit shall be governed by and subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 ("UCP"), and to the extent not inconsistent with the UCP, the laws of the State of [state in which the LOC issuer has its principal office].

Sincerely,



[name of bank]

By:





                                     F-1-2
[4/96]

                           SCHEDULE A TO EXHIBIT F-1



                              Form of Sight Draft

                     IRREVOCABLE LETTER OF CREDIT NO._____

                                  SIGHT DRAFT


[name & address of bank]
                              ---------------------------------------
                                            [city, state]

                                                            ,19
                              ------------------------------   ------


Pay on demand to Federal National Mortgage Association or to State Street Bank and Trust Company, as collateral agent and bailee of Federal National Mortgage Association, the sum of U.S. $ ____________________________. This draft is drawn under your Irrevocable Letter of Credit No.___________________________.


                                         Federal National Mortgage Association

                                         By:
                                                             or

                                         State Street Bank and Trust Company,
                                         as collateral agent and bailee of
                                         Federal National Mortgage Association

                                         By:





                                     F-1-3
[4/96]

                                  EXHIBIT F-2

                        CONFIRMATION OF LETTER OF CREDIT

[Date]



Federal National Mortgage Association
c/o State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA 02110(1)

Ladies and Gentlemen:

We have been requested by ____________________________________ ("Credit
Issuer"), to add our confirmation to their Irrevocable Letter of Credit No._____________________ ("Letter of Credit"), which was issued in your favor on _____________________.

We enclose a photocopy of the Letter of Credit and engage with you that drafts drawn under and in conformity with the terms and conditions of the Letter of Credit will be honored on due presentation to the drawee.

This Confirmation is for the maximum amount of U.S. $_______________________.

Drawings under this Confirmation are available by your presentation to us at _______________________________________ (bank's address] of the following:

1. The Sight Draft (substantially in the form of Schedule A of the Letter of Credit).

2. A statement purportedly signed by an officer of you or State Street Bank and Trust Company as your collateral agent and bailee certifying that you have effected your drawing to the Credit Issuer in compliance with the terms and conditions of the Letter of Credit and that the attached draft remains unpaid one business day thereafter. If for any reason we cannot determine the order any draft is presented to us or for any reason, in our sole discretion, are unsure about whether payment should be made to the beneficiary or State Street Bank and Trust Company, we shall be protected in making payment to the beneficiary.

We will promptly honor all drafts drawn in compliance with the terms of this confirmation if received on or before the earlier of: (a) the business day next following the termination date of the


--------------------

(1) Insert Custodian's correct address, if changed.





                                     F-2-1
[4/96]

Letter of Credit or (b)___________________ 19__. Drafts accompanied by the statement required above presented at our office at the address shown above no later than 10:00 a.m. shall be honored on the date of presentation, by payment in accordance with your payment instructions that accompany each such draft. If requested by you, payment under this confirmation may be made by wire transfer of immediately available funds to your account as specified in your instructions or by depositing same day funds in a designated account that you maintain with us or at another financial institution located in the same (or a later) time zone. All drawings under this Confirmation will be paid with our own funds. This Confirmation is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 ("NCP"), and to the extent nor inconsistent with the UCP, the laws of the State of________________________________________ [state in which confirming bank has its principal office].

Should you have any questions, please do not hesitate to contact us at _______.

Sincerely,


[Authorized Signature]

Enclosure





                                     F-2-2
[4/96]

                                   EXHIBIT G


            FORM OF OPINION OF COUNSEL TO ISSUER OF LETTER OF CREDIT
             (AND, IF APPLICABLE, CONFIRMATION OF LETTER OF CREDIT)


                                                                [DATE]


Federal National Mortgage Association
c/o State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA 02110(1)

Gentlemen:

                 This opinion is being furnished to you at the request of ____________________________ ("Lender"), with respect to the issuance by
____________________________ ("Bank") of its letter of credit [confirmation] No. _________ ("Letter of Credit") in your favor.

                 We have acted as counsel to the Bank in connection with the preparation, execution and delivery of the Letter of Credit. We have examined a certificate of the [Comptroller of the Currency or other charterer] of recent date as to the operating history of the Bank and as to the valid certification of the Bank to do business as a [national banking association]. We have also examined a certificate of a ___________________________ of the Bank as to the authority of certain officers of the Bank to execute agreements on behalf of the Bank and as to the incumbency of the officer(s) of the Bank who have executed the Letter of Credit on behalf of the Bank. We have assumed the genuineness of signatures and the authenticity of certificates and documents, other than those of the Bank, submitted to us as originals and the conformity to original documents of documents submitted to us as copies.

                 Based upon and subject to the foregoing, we are of the opinion that the Letter of Credit has been duly executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, except that the enforcement of the rights and remedies with respect to the Letter of Credit is subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting the enforcement of creditors' rights generally as they may be applied in the bankruptcy, insolvency, reorganization or liquidation of the Bank, and that the availability of the remedies of specific performance, of injunctive relief or other equitable

--------------------

(1) Insert Custodian's correct address, if changed.





                                      G-1
[4/96]
remedies is subject to the discretion of the court before which any such proceeding may be brought.

                 We authorize State Street Bank and Trust Company, as your collateral agent and bailee, and Lender to rely on this opinion to the extent and as if it were addressed to them.

                                                  Very truly yours,





                                      G-2
[4/96]

                                   EXHIBIT H


            FORM OF OPINION OF COUNSEL TO ISSUER OF LETTER OF CREDIT
          REGARDING AMENDMENT OF LETTER OF CREDIT (AND IF APPLICABLE,
                        CONFIRMATION OF LETTER OF CREDIT



                                     [DATE]



Federal National Mortgage Association
c/o State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA 02110(1)

Gentlemen:

                 This opinion is being furnished to you at the request of___________________________ ("Lender") with respect to the amendment dated ("Amendment") by _____________________________ ("Bank") of its letter of credit
[confirmation] No. __________ ("Letter of Credit") in your favor.

                 We have acted as counsel to the Bank in connection with the preparation, execution and delivery of the Amendment to the Letter of Credit. We have examined a certificate of the [Comptroller of the Currency or other charterer] of recent date as to the operating history of the Bank and as to the valid certification of the Bank to do business as a [national banking association]. We have also examined a certificate of a _________________ of the Bank as to the authority of certain officers of the Bank to execute agreements on behalf of the Bank and as to the incumbency of the officer(s) of the Bank who have executed the Amendment to the Letter of Credit on behalf of the Bank. We have assumed the genuineness of signatures, and the authenticity of certificates and documents, other than those of the Bank, submitted to us as originals and the conformity to original documents of documents submitted to us as copies.

                 Based upon and subject to the foregoing, we are of the opinion that the Amendment to the Letter of Credit has been duly executed and delivered by the Bank and the Letter of Credit, as amended, constitutes the legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, except that the enforcement of the rights and remedies with respect to the Letter of Credit, as amended, is subject to applicable bankruptcy, .insolvency, reorganization, liquidation, moratorium or similar laws


-----------------

(1) Insert Custodian's correct address, if changed.





                                      H-1
[4/96]
affecting the enforcement of creditors' rights generally as they may be applied in the bankruptcy, insolvency, reorganization or liquidation of the Bank, and that the availability of the remedies of specific performance, of injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

                 We authorize State Street Bank and Trust Company, as your collateral agent and bailee, and Lender to rely on this opinion to the extent and as if it were addressed to them.

                                          Very truly yours,





                                      H-2
[4/96]

                                  EXHIBIT I

                                  ASSIGNMENT


                 This ASSIGNMENT is made and entered into by_________________ ("Lender") pursuant to the Delegated Underwriting and Servicing Reserve Agreement (the "Reserve Agreement") among Lender, Federal National Mortgage Association ("Fannie Mae") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Assignment and not otherwise defined have the meanings given them in the Reserve Agreement.

                 For good and valuable consideration, the receipt and sufficiency of which is acknowledged by Lender, Lender transfers, assigns, sets over and otherwise conveys to Fannie Mae to be held by Custodian as collateral agent and bailee for Fannie Mae as provided in the Reserve Agreement, (i) all additions to and substitutions for the [Investment Agreement], (ii) all proceeds, payments, distributions and collections received or to be received, or derived or to be derived, now or at any subsequent time from or in connection with the [Investment Agreement] and (iii) all powers and rights of Lender, whether presently held or subsequently acquired, including rights of enforcement, under the [Investment Agreement].

                 IN WITNESS WHEREOF, Lender has caused this Assignment to be executed this _________day of_________________________, __.

                             LENDER:


                             By:
                             Name:
                             Title:


*[Notice:        The signature(s) to this assignment must correspond exactly with the name(s) on the face of the [(Investment Agreement] without alteration or any change whatsoever. The signature(s) must be notarized.]





                                      I-1
[4/96]

______________________________)
______________________________)   ss
                              )

                 This instrument was acknowledged before me on [date] by [name(s) of Person(s)] as [type of authority, e.g., officer, trustee, general partner, etc.] of [name of party on behalf of whom instrument was executed.](1)



                                             (Signature of Notarial Officer)

(Seal, if any)
                                             Title (and Rank)

                                             (My commission expires:

------------------

(1) The form of the notarization may be varied to conform to the requirements of local law.





                                      I-2
[4/96]

                                   EXHIBIT J


                     FORM OF OPINION OF COUNSEL FOR LENDER
                    (UPON DELIVERY AND PLEDGE OF AN EXISTING
                 INVESTMENT AGREEMENT, PERMITTED INVESTMENT OR
          FUNDS WITH INSTRUCTIONS TO INVEST IN PERMITTED INVESTMENTS)


                        __________________________, 19__


Federal National Mortgage Association
3900 Wisconsin Avenue, N.W.
Washington, D.C. 20016
Attention: Multifamily Activities

State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA 02110(1)

                 Re: Delivery and Pledge of Collateral other than a Letter of Credit under Delegated
                       Underwriting and Servicing Reserve Agreement

Ladies and Gentlemen:

                 We have acted as counsel to ________________________________
("Lender") in connection with the delivery and pledge of collateral under the Delegated Underwriting and Servicing Reserve Agreement ("Reserve Agreement"), executed by Lender, the Federal National Mortgage Association ("Fannie Mae") and State Street Bank and Trust Company ("Custodian"). This opinion is being delivered at the direction of the Lender in satisfaction of certain of the requirements of Section 3.01(a)(i)(C) of the Reserve Agreement with respect to the initial delivery to Custodian of Collateral other than a Letter of Credit.

                 In such capacity as counsel for Lender, we have prepared, reviewed or examined, and are familiar with, originals or copies, certified or otherwise, identified to our satisfaction, of the following documents:

                 A.    Reserve Agreement;

                 B. [List all organization documents of Lender and any general partner of Lender such as the Partnership Agreement, the Articles of Incorporation and Bylaws or the Limited Liability Company Agreement] (collectively, the "Organizational Documents") and


-----------------

(1)  Insert Custodian's correct address, if changed.





                                      J-1
[4/96]

                 C. [Certificate of good standing or equivalent document] respecting Lender dated _____________, 19__ issued by the [designate state authority].

                 In connection with rendering the opinions set forth below, we have examined pertinent statutes and regulations and copies, certified or otherwise, identified to our satisfaction, of the records of [the managing general partner of Lender and the records of] Lender and have made such other investigation as we have considered necessary as a basis for the opinions expressed below.

                 In the course of our examination and review and in connection with the opinions expressed below we have assumed (i) the genuineness of all signatures other than Lender's; (ii) the authenticity of all documents submitted to us as copies; (iii) the due authorization, execution and delivery of the Reserve Agreement by all parties thereto other than Lender; (iv) that Custodian, as collateral agent and bailee of Fannie Mae, acquired its interest in Collateral constituting an Existing Investment Agreement or Permitted Investment (as such terms are defined in the Reserve Agreement) in good faith, for value, and without notice or knowledge of any lien, mortgage, security interest, encumbrance or other claim against such Collateral; (v) that the Existing Investment Agreement or Permitted Investment is held in the continuous actual or constructive possession of Custodian in the Commonwealth of Massachusetts following delivery or transfer, as the case may be, to Custodian; and (vi) the books and records of Custodian will identify such Collateral as held by Custodian solely and exclusively as collateral agent and bailee for Fannie Mae.

                 Based upon the foregoing, but subject to exceptions and exclusions set forth herein, it is our opinion that, Lender has duly and validly authorized the pledge of, and grant of a valid security interest in, lien upon and right of set-off against Collateral other than a Letter of Credit pursuant to the Reserve Agreement, and the Reserve Agreement creates the valid pledge and security interest that it purports to create in the Collateral.

                 The [list all offices, such as the Secretary of State, City Registrar, etc., in all jurisdictions, based on the jurisdiction of Lender's organization, Lender's principal place of business and Lender's operations, in which filing is advisable for perfection] are the only jurisdictions, and the only offices within such jurisdictions, in which the filing of Uniform Commercial Code financing statements with respect to an Existing Investment Agreement or Permitted Investment are or would be necessary in order to perfect a security interest in the Existing Investment Agreement or Permitted Investment, to the extent it constitutes or may be construed to constitute a contract right, account or general intangible under the Uniform Commercial Code.

                 Based on the laws of the State(s) of [jurisdictions in which UCC filings must be made] as of the date of this opinion, in order to continue the effectiveness of the financing statements





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referred to in the preceding paragraph, appropriate continuation statements must be filed at ______-year intervals after the original filing of such financing statements. Other than the foregoing, no recording or filing of the Reserve Agreement or any other documents is necessary to make effective the lien and perfected security interest of Fannie Mae in an Existing Investment Agreement or Permitted Investment to the extent it constitutes or may be construed to constitute a contract right, account or general intangible under the Uniform Commercial Code.

                 We express no opinion as to the priority of the security interest in the Existing Investment Agreement or Permitted Investment in favor of Fannie Mae in: (i) any claim or lien in favor of the United States or any state or agency or instrumentality thereof (including, by way of example and not limitation, federal or state tax liens, liens under the Employee Retirement Income Security Act of 1974, as amended, or claims under 31 U.S.C. Section
3713), or (ii) any liens, claims, interests or rights that arise by operation of law and that may take priority over perfected security interests.

                 We express no opinion as to the laws of any Jurisdiction other than the laws of__________________________ [insert jurisdiction(s) of Lender's organization and principal place of business and any other jurisdiction in which UCC filings must be made] and the laws of the United States of America.

                 In rendering the opinions set forth above, we have relied, with your permission, solely upon the opinion of counsel for Custodian with respect to the perfection of security interests in instruments and securities under the laws of the Commonwealth of Massachusetts. A copy of that opinion is attached as Exhibit A.

                 We are rendering the opinion to you and to Custodian at the request of our client solely for your benefit in connection with the initial delivery of Collateral other than a Letter of Credit pursuant to the Reserve Agreement, and the opinion may not be relied upon by any party other than the persons to whom it is addressed without our prior written approval.

                                        Very truly yours,





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
cc:  State Street Bank and Trust Company
[copy of opinion to be delivered concurrently to:
Office of General Counsel
Federal National Mortgage Association
3900 Wisconsin Avenue, N.W.
Washington, DC 20016
Re:  Multifamily Matters





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
                                   EXHIBIT K


           FORM OF DESCRIPTION OF COLLATERAL FOR FINANCING STATEMENTS



                 All of Debtor's right, title and interest, whether now existing or hereinafter arising, in and to "Collateral" held by the Federal National Mortgage Association ("Fannie Mae") or State Street Bank and Trust Company, as Custodian, pursuant to that certain Delegated Underwriting and Servicing Reserve Agreement among Fannie Mae, Custodian and Debtor, as described on Schedule A.





                                      K-1
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                                    [LENDER]

                                   SCHEDULE A

                          TO UCC-1 FINANCING STATEMENT

1.  Debtor:      [LENDER] (the "Company")
                 [Address]
                 Attention: ________________________________

2. Secured Party: State Street Bank and Trust Company, as Custodian (the "Custodian") as collateral agent and bailee for the benefit of the Federal National Mortgage Association ("Fannie Mae") pursuant to that certain Delegated Underwriting and Servicing Reserve Agreement among Fannie Mae, the Custodian and the Company (as the same may be amended, supplemented or otherwise modified from time to time, the "Reserve Agreement").

                         Address:  [Custodian address]

3. This Financing Statement covers all of the Company's right, title and interest, whether now existing or hereafter arising, in "Collateral," which is defined in the Reserve Agreement as Acceptable Collateral, any funds, securities, or other assets on deposit in the Collateral Account held by Custodian pursuant to the Reserve Agreement and any other funds, securities or other assets in which Lender has an interest delivered to or otherwise held by Custodian under the Reserve Agreement or Fannie Mae (including any amounts at any time credited or due to Lender from Fannie Mae) other than, with respect to any warehouse bank with which Fannie Mae has entered into a "bailee letter" pursuant to the DUS Guide (as defined in the Reserve Agreement), any "Note" and "Additional Documents" so long as such property is held by Fannie Mae as bailee for the benefit for such warehouse bank pursuant to such bailee letter, together with (i) all additions to and substitutions for such Collateral, (ii) all proceeds, payments, distributions and collections received or to be received, or derived or to be derived, now or at any subsequent time from or in connection with such Collateral and (iii) all powers and rights of Lender, whether presently held or subsequently acquired, including rights of enforcement, under such Collateral.

4.  Capitalized terms used herein shall have the following meanings:

               "ACCEPTABLE COLLATERAL" means one or more bank letters of credit (or confirmations) payable to Fannie Mae or Custodian against the account of the Company, one or more investment agreements between Fannie Mae and the Company held by Custodian, one or more Permitted Investments held by Custodian, or any combination thereof.

               "PERMITTED INVESTMENTS" means one or more of the following:





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               (a)  certain U.S. Government obligations; or

               (b) certain discount notes or other short-term interest-bearing debt obligations of Fannie Mae, the Federal Home Loan Bank System or the Federal Farm Credit Bank; or

               (c) certain repurchase agreements with respect to investments specified in clauses (a) or (b) above, or Fannie Mae interest-bearing mortgage-backed securities; or

               (d) certain commercial paper or other short-term debt obligations, including revolving trust master notes, issued or guaranteed by any corporation organized or incorporated under the laws of the United States or any state, district or territory therein; or

               (e) overnight or term Federal Funds sold to, or certificates of deposit of, certain federally insured depository institutions or demand or time deposits with Custodian; or

               (f) investment agreements, including any amendments, supplements or extensions, between Fannie Mae and Custodian; or

               (g)  any other investment approved by Fannie Mae.





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                                   EXHIBIT L


                    FORM OF OPINION OF COUNSEL FOR CUSTODIAN

                 [To be revised after discussion with Custodian counsel to address permitted Investments under Massachusetts law.]


                                                 ________________________, 19__


Federal National Mortgage Association
3900 Wisconsin Avenue, N.W.
Washington, D.C. 20016
Attention: Multifamily Activities

and

[Lender's Counsel]

                 Re:            Perfection of Lien in Certain
                                Instruments under Massachusetts law

Ladies and Gentlemen:

                 We have acted as counsel to State Street Bank and Trust Company, as Custodian acting as collateral agent and bailee (in such capacity, the "Custodian") for Federal National Mortgage Association ("Fannie Mae") in connection with the Delegated Underwriting and Servicing Reserve Agreement [, as amended and restated,] effective as of __________________ , 199_ (the "Agreement") among Fannie Mae, ______________________(the "Lender") and the Custodian.

                 All references to the "Uniform Commercial Code" or the "UCC" shall mean the Uniform Commercial Code in effect in The Commonwealth of Massachusetts, as amended. Any capitalized terms appearing herein but not otherwise expressly defined in this letter shall have the meanings assigned to such terms in, or by reference in, the Agreement.

                 Pursuant to Section 3.01(a)(iii) of the Agreement, you have asked us to render our opinion upon certain matters pertaining to the perfection of a security interest under Massachusetts law in property in the form of Instruments, Certificated Securities, Uncertified Securities, Clearing Agency Securities, Federal Book-Entry Securities and certain Deposit Accounts, as each of those terms is defined below, if and to the extent governed by Massachusetts law. Any Instruments, Deposit Accounts or Securities (as defined below) which are pledged as Acceptable Collateral to Fannie Mae and delivered to Custodian as collateral agent of and





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bailee for Fannie Mae under the Agreement are sometimes collectively referred to herein as "Collateral".

                 As used herein, "Money" means "money" as defined in Section 1201(24) of the UCC; "Instruments" means "instruments" as defined in Section 9-105(l)(i) of the UCC (excluding Certificated Securities, as defined below) which are physically held in Massachusetts; "Clearing Agency Securities" means Certificated Securities which are registered to and in the continuous possession of a "clearing corporation" as defined in Section 8-102(3) of the UCC which is located in Massachusetts or its Custodian Bank which is located in Massachusetts; "Certificated Securities" means "certificated securities" as defined in Section 8-102(i)(a) of the UCC which are physically held in Massachusetts; "Federal Book-Entry Securities" means securities issued by the United States Treasury, the Federal National Mortgage Association or by the Federal Home Loan Mortgage Corporation which are maintained in book-entry form on the records of the Federal Reserve Bank of Boston pursuant to 31 C.F.R.
Section 306.115-.122, 24 C.F.R. Section 81.41-49, or 1 C.F.R. Part 462;
"Financial Intermediary" means a "financial intermediary" as defined in Section 8-313(4) of the UCC acting on behalf of the Custodian with respect to Securities; "Custodian Bank" means a "custodian bank" as defined in Section 8-102(4) of the UCC; "Depositary" means State Street Bank and Trust Company acting in its capacity as a "depositary" as defined in 31 C.F.R. Section
306.118 or similar federal regulations governing the transfer of Federal Book-Entry Securities with respect to the Federal Book-Entry Securities, and as a Financial Intermediary on behalf of the Custodian; "Financial Intermediary Securities Account" means the securities account maintained by the Financial Intermediary in the name of the Custodian; "Uncertificated Securities" means "uncertificated securities" as defined in Section 8-102(b) of the UCC, issued by an issuer the jurisdiction of organization of which is Massachusetts; "Securities" shall mean, collectively, Certificated Securities, Uncertificated Securities, Clearing Agency Securities, and Federal Book-Entry Securities; "Deposit Account" means a demand or time deposit account held at State Street Bank and Trust Company in the name of and subject to the exclusive control of the Custodian, which is not represented by (and as to which no person is entitled to be issued) an "indispensable instrument" evidencing or entitling the holder to rights of ownership in, transfer of or payment or withdrawal from such account (such as a passbook or certificate of deposit or similar instrument) unless such "indispensable instrument" is in the continuous and exclusive possession and control of the Custodian, and as to which no person other than the Custodian has any right of access to or power of withdrawal, transfer or payment from, or power to make third-party payments from (whether by check, draft, negotiable order of withdrawal or similar means) such account; and "General Intangibles" and "Accounts" shall mean "general intangibles" and "accounts," respectively, as each of those terms is defined in Section 9-106 of the UCC. Any of the foregoing defined terms appearing in the plural form may also be used on singular form with the same meaning.





                                      L-2
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                 In arriving at the opinions expressed below, we have examined a photocopy of an executed copy of the Agreement and originals or copies certified or otherwise identified to our satisfaction of such other documents, if any, as we have deemed necessary as a basis for the opinions hereinafter expressed.

                 In our examination, we have assumed the genuineness, due authorization and legal authority of all signatures appearing in any documents we have examined, and we have assumed the authenticity of all documents submitted to us as originals, the conforming to originals of any documents submitted to us as photostatic or certified copies, and the authenticity of the originals of any such documents submitted to us as photostatic or certified copies.

                 Without limiting the generality of the foregoing paragraph, we have assumed (except in the case of our client, the Custodian) that the Agreement has been duly executed and delivered by each of the parties thereto by a duly authorized person, that each such party has sufficient and adequate power and authority under its organizational documents and applicable law to enter into the Agreement and to perform the obligations and agreements on its part to be performed thereunder, that each such party has taken all necessary corporate or other (as applicable) action to duly authorize it to enter into and perform its obligations and agreements under, and has satisfied any legal requirements that may be applicable to it to the extent necessary to permit it to enter into and perform its obligations and agreements under, the Agreement, and that the Agreement constitutes the legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. We have also assumed that the Agreement is sufficient under applicable law to cause a valid security interest to be created in and to attach to the Collateral as contemplated by the Agreement and we have assumed compliance with the Agreement by the parties thereto in material respects.

                 We have undertaken no independent investigation or determination of any factual matter or assumption pertinent or material to this opinion. As to certain factual matters we have relied upon representations and warranties contained in the documents we have examined, and otherwise have made certain assumptions as set forth in this letter. Without limiting the generality of the foregoing, we point out that we have not examined any item pledged or delivered as, or representing, Collateral, for purposes of this opinion.

                 The opinions stated in this letter are subject to and may be affected by applicable bankruptcy, insolvency, receivership, reorganization, and moratorium laws, and similar laws relating to or affecting the rights of creditors generally, from time to time in effect, and to general principles of equity (whether in a proceeding at law or in equity) and to the exercise of judicial discretion in granting particular equitable remedies. Without limiting the generality of the foregoing, we point out that Section 552 of the Federal Bankruptcy Code limits the extent to which





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
property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

                 We have assumed that (i) the Lender owns good and valid title to each item of Collateral (constituting a sufficient interest therein to grant a first priority security interest as contemplated by the Agreement), and that the Lender's rights in each such item of Collateral are superior to the rights of any other person or entity, immediately prior to the grant, attachment and perfection of the security interest in favor of Fannie Mae described in the opinions set forth below; (ii) each of the Lender, Custodian and Fannie Mae acquires its interest in the Collateral in good faith, for value, and without notice or knowledge of any lien, mortgage, security interest, encumbrance or other adverse claim against any item of Collateral (including, by way of example and not of limitation, notice that any Instrument is overdue, or has been dishonored or is subject to a defense and notice of any of the matters described in Section 8-304 of the UCC to the extent applicable to any securities); (iii) following delivery to the Custodian, each Instrument and Certificated Security is held in the continuous possession of the Custodian, as collateral agent of and bailee for Fannie Mae, in The Commonwealth of Massachusetts; (iv) any restrictions on transfer of any item of Collateral imposed under the terms thereof or applicable law have been complied with in connection with the pledge thereof to Fannie Mae and will be complied with at all times relevant to the opinions set forth below; (v) the books and records of the Custodian will identify the Collateral as held solely and exclusively as collateral agent of and bailee for Fannie Mae; (vi) the Custodian has received a copy of the Agreement executed by the parties thereto and, in connection with the pledge of any particular item of Collateral, the Custodian has received the documents relating thereto as contemplated by Section 3.01(a) of the Agreement;
(vii) value has been given by Fannie Mae, and a validly created security interest in favor of Fannie Mae has attached to the Collateral under the laws of such jurisdiction as may be applicable thereto; (viii) each Instrument and Certificated Security (including by way of example and not limitation each Certificated Security constituting a Clearing Agency Security) contains only an endorsement thereon which is genuine and duly authorized including, by way of example and not limitation, any endorsement appearing on any instrument of transfer accompanying any such Instrument or Certificated Security (including by way of example and not limitation each Certificated Security constituting a Clearing Agency Security); and (ix) each Deposit Account contains exclusively Money deposited by the Lender with the Custodian pursuant to Section 3.01(a) of the Agreement and held in the Collateral Account or the proceeds of Collateral pledged to the Custodian under the Agreement in which the Custodian has a first priority perfected security interest.

                 To the extent our opinions set forth below address perfection in proceeds of the Collateral, such opinions are qualified generally by the applicable provisions and limitations of





                                      L-4
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
Section 9-306 of the UCC. We point out that proper and timely steps may be necessary to establish and continue the perfection of Fannie Mae's security interest in any proceeds of or distributions on the Collateral received, invested or reinvested from time to time, and the priority of any such security interest in proceeds and distributions may be subject to further considerations under applicable provisions of the UCC beyond those stated in this opinion if any such proceeds or distributions are in the form of property other than identifiable cash proceeds in the continuous possession of Fannie Mae or the Custodian, as agent of and bailee for Fannie Mae, (in the form of Money which is not commingled with other money or is deposited in a separate deposit account containing only proceeds of Collateral and under the exclusive control, dominion and possession of Fannie Mae or the Custodian) or in the form of property of the same type as the original Collateral from which such proceeds are derived and with respect to which appropriate actions are taken to maintain Fannie Mae's continuous security interest therein in accordance with Section 9-306 of the UCC and this opinion (subject to the provisions of Section 9-308 of the UCC). We express no opinion as to proceeds except to the extent that
Article 8 or Article 9 of the UCC is applicable thereto.

                 We express no opinion as to whether or to what extent any item of Collateral pledged under or pursuant to the Agreement constitutes or may constitute an Instrument, a Deposit Account or a Security (as those terms are defined hereinabove), or a Permitted Investment (as defined in the Agreement) or complies with the Investment Guidelines under the Agreement, to the extent applicable.

                 We have assumed that (i) with respect to Collateral in the form of Federal Book-Entry Securities, the entries on the books of the Federal Reserve Bank of Boston reflecting the transfer of the Federal Book-Entry Securities to the account of the Custodian will be the sole and exclusive entry in the records of a Federal Reserve Bank reflecting ownership in such Federal Book-Entry Securities, and that the entries made by the Federal Reserve Bank of Boston will be complete and accurate and will not identify the Federal Book-Entry Securities as belonging to anyone other than the Custodian; (ii) each item of Collateral constituting an Instrument or Certificated Security is represented by only one original document; (iii) in the case of Clearing Agency Securities, the Certificated Securities representing the Clearing Agency Securities will be continuously located in The Commonwealth of Massachusetts in the custody of a "clearing corporation" as defined in Section 8-102(3) of the UCC located in Massachusetts (a "Clearing Corporation") or of a Custodian Bank (or a nominee of either) subject to the Clearing Corporation's exclusive control, will be either in bearer form, or in registered form and registered to the Clearing Corporation or its Custodian Bank (or nominee of either of them) subject to the Clearing Corporation's exclusive control or indorsed in blank, and such Clearing Agency Securities will be identified on the records of the Clearing Corporation for the sole and exclusive account of the Custodian or a Financial Intermediary acting on its behalf; (iv) that any Certificated Securities, Clearing Agency





                                      L-5
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Securities and Instruments will contain only endorsements (including without limitation endorsements on any separate instrument of transfer or assignment) thereon which are genuine and duly authorized, with all necessary intervening endorsements (to create a complete chain to the endorsements described in this opinion); (v) that in the case of Uncertificated Securities, such Uncertificated Securities will be continuously maintained in the records of the issuer thereof solely and exclusively in the name of the Custodian, that the issuer of such Uncertificated Securities is organized under the laws of the Commonwealth of Massachusetts, and that such issuer will not register the interest of any other Person or send an initial transaction statement or any other statement describing such Uncertificated Securities to any other Person;
(vi) that any restrictions on transfer imposed upon any Securities by their terms or pursuant to the terms of the indenture or other operative instrument under which it is issued are complied with; and (vii) that the books and records of the Financial Intermediary will be accurate and complete and will not identify any Collateral as belonging to anyone other than the Custodian, and that the Financial Intermediary will not confirm the purchase of any Collateral to any Person other than the Custodian or acknowledge that it holds any of the Collateral for anyone other than the Custodian.

                 We express no opinion as to the priority of any security interest or pledge in favor of Fannie Mae in or against: (i) any Collateral that constitutes proceeds of property in which another person or entity claims a perfected security interest; (ii) any purchase money security interest; (iii) any security interest in favor of a third party that could be perfected without possession or filing pursuant to Sections 8.313(i)(h) or 9-305 of the UCC, or which could be perfected temporarily without perfection pursuant to Section 8.313(1)(i) or Section 9-304 of the UCC; (iv) any claim or lien in favor of the United States or any state or agency or instrumentality thereof (including, by way of example and not limitation, federal or state tax liens, liens under the Employee Retirement Income Security Act of 1974, as amended, or claims under 31 U.S.C. Section 3713), (v) any liens, claims, interests or rights (including, by way of example but not limitation, rights of set-off) that arise by operation of law and that may take priority over perfected security interests; (vi) any lien creditor to the extent such security interest purports to secure any advance or extension of credit made subsequent to the date which is more than 45 days after the date such person or entity becomes a lien creditor, other than an advance or extension of credit made without knowledge of the lien of the lien creditor or pursuant to a commitment entered into without knowledge of the lien of the lien creditor; (vii) any lien creditor who executed on or attached or levied upon any portion of Collateral prior to the perfection of the security interest in favor of Fannie Mae; (viii) to the extent the Agreement purports to secure future advances, any other secured party to the extent set forth in Section 9-312(7) of the UCC; (ix) any person or entity who may have entered into a subordination or intercreditor agreement with Fannie Mae with respect to any of the Collateral; (x) any security interest perfected under the laws of another jurisdiction to the





                                      L-6
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extent that the Collateral subject to such security interest was located in such jurisdiction within the four months prior to perfection of the security interest in favor of Fannie Mae; (xi) the rights of any Person in any Security based upon a claim of "wrongful" transfer to Section 8-315 of the UCC; or (xii) any lien or claim (including by way of example and not of limitation, rights of set-off) of the Clearing Corporation, any Financial Intermediary or the Federal Reserve Bank, or any issuer's lien pursuant to Section 8-103 of the UCC, with respect to any Security.

                 We express no opinion as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, and, to the extent expressly addressed herein, if any, the federal laws of the United States of America, each as presently existing. Nothing in this letter shall be construed to constitute an opinion as to any question of choice of law or conflicts of laws affecting or relating to the matters addressed in this letter. In this regard, we point out that although the Agreement states that it shall be governed by and construed in accordance with the laws of Massachusetts as to perfection of security interests in Acceptable Collateral, it states that it shall otherwise be governed by and construed in accordance with the federal laws of the United States and, to the extent there is no applicable federal law, the laws of the District of Columbia.

                 We assume that you have filed or caused to be filed duly executed and completed Uniform Commercial Code financing statements in proper form in such filing offices within such jurisdiction or jurisdictions as may be necessary to perfect the security interest of Fannie Mae in the Collateral under applicable law if the Collateral or any portion thereof were determined or construed to constitute "general intangibles" (within the meaning of that term under the UCC) or other form of property requiring the filing of financing statements for perfection; and, in connection with the foregoing, we assume that there have not been filed in any such filing offices Uniform Commercial Code financing statements describing such Collateral in favor of any other person as secured party which would take priority over the financing statements filed in favor of Fannie Mae as secured party. We understand that you are or will be relying upon an opinion of Lender's counsel as to, among other things, the proper filing of such financing statements (and any actions necessary to continue the effectiveness thereof, such as the filing and refiling of continuation statements) and the perfection and priority of the security interest of Fannie Mae to the extent the Collateral constitutes or may be construed to constitute property requiring the filing of financing statements for perfection.

                 In the opinions set forth below, when we state that Collateral is, shall be or must be, in the "Possession" of the Custodian, we mean that:

                 (i) as to Collateral in the form of Instruments, such Instruments shall be held in the actual possession





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                               of the Custodian and shall be duly endorsed to
                               the Custodian or in blank;

                 (ii) as to Collateral in the form of Federal Book-Entry Securities, the Federal Reserve Bank of Boston shall make an appropriate entry on its books and records of the transfer of such Federal Book-Entry Securities to the securities account of the Depositary, and the Depositary acting as Financial Intermediary for the Custodian, shall send the Custodian confirmation of the purchase by it for the Custodian of such Federal Book-Entry Securities, and shall also by book-entry to the Financial Intermediary Securities Account identify such Federal Book-Entry Securities as belonging to the Custodian, and the Custodian shall duly identify on its books and records that such Securities are held by it as Custodian for the benefit of Fannie Mae under the Agreement;

                 (iii) as to Collateral in the form of Certificated Securities, such Certificated Securities (A) shall be held in the possession of the Custodian and shall be registered in the name of the Custodian or duly endorsed (within the meaning of Section 8-308 of the UCC) in blank or to the Custodian, or (B) shall be held in the possession of a Financial Intermediary for the Custodian and registered in its name or duly endorsed to it or in blank, and such Financial Intermediary shall send the Custodian confirmation of the purchase by the Financial Intermediary for the Custodian of such Certificated Securities and shall also by book-entry to the Financial Intermediary Securities Account identify such Certificated Securities as belonging to the Custodian; and the Custodian shall duly identify on its books and records that such Securities are held by it as Custodian for the benefit of Fannie Mae under the Agreement;

                 (iv) as to Collateral in the form of Clearing Agency Securities, the related Clearing Corporation shall make appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Custodian, or a Financial Intermediary acting for the Custodian, by the amount of such Clearing Agency Securities, and, in the case of a Financial Intermediary, such Financial Intermediary shall send a confirmation to the Custodian of the purchase of such Clearing Agency Securities by the Financial Intermediary for the Custodian and shall by book-entry to the Financial Intermediary Securities Account identify such Clearing Agency Securities as belonging to the Custodian; and the





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                               Custodian shall duly identify on its books and
                               records that such Securities are held by it as Custodian for the benefit of Fannie Mae under the Agreement;

                 (v) as to Collateral in the form of Uncertificated Securities, (a) submission of an instruction (within the meaning of Section 8-308(4) of the UCC) to the issuer of such Uncertificated Securities originated by the registered owner or another appropriate person (within the meaning of Section 8-308(7)(a) and (8) of the UCC, as applicable), to transfer such Uncertificated Securities to the Custodian, or a Financial Intermediary acting for the Custodian, receipt by the Custodian or such Financial Intermediary of an initial transaction statement (within the meaning of Section 8-408(4) of the UCC) signed by such issuer and showing the Uncertificated Securities as transferred to the Custodian or such Financial Intermediary, as the case may be (or, in either case, its nominee), free of any registered pledge or other adverse interest, and registration by such issuer on its books and records of such transfer of such Uncertificated Securities to the Custodian or such Financial Intermediary, as the case may be, and (b) in the case of the Financial Intermediary, such Financial Intermediary shall send the Custodian confirmation of the purchase by the Financial Intermediary for the Custodian of such Uncertificated Securities, and shall also by book-entry to the Financial Intermediary Securities Account identify such Uncertificated Securities as belonging to the Custodian; and the Custodian shall duly identify on its books and records that such Uncertificated Securities are held by it as Custodian for the benefit of Fannie Mae under the Agreement.


                 (vi) as to Collateral in the form of Deposit Accounts, each such Deposit Account shall be appropriately identified as belonging to the Custodian for the benefit of Fannie Mae under the Agreement, and shall be at all times subject to the exclusive possession, dominion and control of the Custodian.

                 We also point out that to the extent any of the Collateral is maintained by a Financial Intermediary as part of a fungible bulk (within the meaning of Sections 8-313(1) and 8-321(2) of the UCC) the interest of the secured party therein may be limited to a proportionate property interest in such fungible bulk.

                 Based upon and subject to the foregoing, it is our opinion that:





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                 1.             The delivery into the Possession (as defined
hereinabove) of the Custodian of Collateral in the form of Instruments, Certificated Securities, Uncertificated Securities, Clearing Agency Securities or Federal Book-Entry Securities pursuant to the Agreement, will be sufficient under Massachusetts law to perfect the security interest of Fannie Mae, in such Collateral and such security interest will be a first priority perfected security interest under Massachusetts law, provided such Collateral remains continuously in the Possession of the Custodian as agent of and bailee for Fannie Mae and such Agreement remains in effect.

                 2. The delivery into the Possession (as defined hereinabove) of the Custodian of Collateral in the form of a Deposit Account pursuant to the Agreement will be sufficient under Massachusetts law to perfect the security interest of Fannie Mae under the Agreement in such Collateral, or will be sufficient to cause such security interest to be recognized as a lien which is effective as a perfected security interest under applicable Massachusetts law, and such security interest (or lien which is effective as a security interest) will be of first priority under Massachusetts law, provided such Collateral remains continuously in the Possession of the Custodian as agent of the bailee for Fannie Mae and such Agreement remains in effect.

                 To the extent our opinion set forth in paragraph 2 above addresses the perfection of a security interest in a Deposit Account which does not contain exclusively the proceeds of other Collateral in which the Trustee has a perfected, first priority security interest under the Agreement (referred to for this purpose as a "Non-Article 9 deposit account"), such opinion is subject to the following explanation and caveats.

                 Section 9-104 of the UCC excludes from its coverage transfers of interests in "deposit accounts", except to the extent such deposit accounts constitute proceeds of other collateral within the meaning of Section 9-306 of the UCC. A "deposit account" is defined in Section 9-105 of the UCC as any "demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit." Therefore, the creation of an enforceable security interest (or a lien comparable to a security interest) in such a deposit account (which does not contain exclusively the proceeds of other collateral) will be governed by the common law.

                 Massachusetts common law pertaining to the creation of an enforceable security interest in or pledge of a Non-Article 9 deposit account, although not undeveloped in all respects, is unclear and undeveloped on certain points. In analyzing the issue, we have examined, in addition to cases decided under the law of The Commonwealth of Massachusetts, cases decided under the law of other states which, in our view, may provide guidance on the issue, although they do not constitute controlling precedent in the examination of these questions by a Massachusetts court. Reported





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Massachusetts case law governing common law pledges is, for the most part, limited to cases addressing pledges of passbook accounts. Thus, where an "indispensable instrument", such as a passbook, does not exist, Massachusetts common law is uncertain and undeveloped (as it is concerning the question of what may or may not constitute an "indispensable instrument" other than a passbook). Although we do not address choice of law in this opinion, we also bring to your attention that the question of the creation or perfection of an effective security interest in a deposit account may further be complicated by uncertainty as to which jurisdiction's law should apply, such as in a situation in which the debtor (in this case the Lender) and the deposit account being pledged (in this case, a deposit account held in Massachusetts) are located in different jurisdictions.

                 Assuming that Massachusetts law would be applied, it is our opinion, although the matter is not free from doubt, that a Massachusetts court applying Massachusetts law would hold that a properly granted security interest in and lien upon a Non-Article 9 deposit account which is established and maintained so that the secured party has sole dominion, control and possession of the account and over the disposition of amounts credited thereto, and which is maintained in the name of the secured party in a manner consistent with the Agreement and the applicable assumptions stated hereinabove, will create a lien thereon in favor of the secured party which will not be subject to any lien (subject to the qualifications appearing elsewhere in this opinion) or security interest that would be recognized to be superior to the interest of such secured party.

                 We undertake no obligation to advise you as to matters that may occur or come to our attention in the future, whether of a legal or factual nature. Although this opinion assumes that applicable law in effect on the date hereof remains unchanged, we draw to your attention that in 1994 there was adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws a substantial revision of Article 8 (and certain companion revisions to Article 9) of the Uniform Commercial Code, including revisions to the provisions thereof governing transfers of interests in investment securities, and that proposed legislation adopting such revisions (in whole or in part, or in modified form) is currently under consideration by the Massachusetts legislature. We also point out that on March 4, 1996 the Department of the Treasury published proposed regulations that take into account the proposed revisions to UCC Articles 8 and 9 and would revise the regulations governing certain Federal Book-Entry Securities.

                 We are furnishing this opinion to you at the request of our client solely for your benefit in connection with the Custodian's compliance with the requirements of Section 3.01(a) (i) of the Agreement and the opinion may not be relied upon by any





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person other than the persons to whom it is addressed without our prior written approval.

                               Very truly yours,



cc:  State Street Bank and Trust Company

(copy of opinion to be delivered concurrently to:

Office of General Counsel
Federal National Mortgage Association
3900 Wisconsin Avenue, N.W.
Washington, DC 20016
Re:  Multifamily Matters]





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                                   EXHIBIT M

                          CUSTODIAN'S SCHEDULE OF FEES

Annual Administration Fee: $160.00 per month.

This fee would cover the monthly processing requirements as covered under this Agreement.

Collateral Transactions:

       1. Delivery of Letter of Credit or amendment: $50 per Letter of Credit or amendment delivered
       2.      Draw on Letter of Credit: $150 per draw
       3. Delivery of Investment Agreement or amendment: $50 per Agreement or amendment
       4.      Sale of a Permitted Investment: $50 per sale
       5. Out-of-pocket expenses, including, by way of example and not limitation, transfer charges, wire transfer charges, costs associated with the purchase or change of a Permitted Investment, postage, legal fees, etc. billed at cost

This Schedule of Fees shall remain in effect for two years from the effective date of this Agreement. Custodian may make reasonable adjustments to these fees thereafter by giving Fannie Mae and Lender 60 days' prior notice of the adjustment.





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                                   EXHIBIT N

                                  PERQ CREDIT

                 It Fannie Mae determines that Lender is a Qualifying Lender on or prior to September 30, 1997 and the aggregate unpaid balance of Mortgage Loans equals or exceeds $500 million as of the date of execution by Fannie Mae of this Agreement, the following provisions shall apply:

           1.    Definitions

                 "PERQ Collateral Margin" means, as of the PERQ Effective Date, the amount equal to the excess, if any, of the Collateral Value of Acceptable Collateral over the sum of the Base Reserve Amount and the Risk-Based Reserve Amount (as calculated with applicable PERQ Rates).

                 "PERQ Credit" means, as of any date of determination, the aggregate amount in U.S. Dollars determined in accordance with (i) through (iv) below:

           (i)   the Superseded Reserve Amount, as of the PERQ Effective
     Date, minus

           (ii) the sum of the Base Reserve Amount and the Risk-Based Reserve Amount (as calculated with applicable PERQ Rates), as of the PERQ Effective Date; minus

           (iii) the excess, if any, of the PERQ Release Amount, if any, over the amount equal to clause (i) of the definition of "PERQ Release Amount," as of the PERQ Effective Date; minus

           (iv) reductions, if any, of the PERQ Credit applied by Custodian from time to time (at the direction of Lender when Lender is a Qualifying Lender) due to an increase to the Risk-Based Reserve Amount (A) when a loan becomes a Mortgage Loan pursuant to this Agreement, or (B) upon a change in Loss Level respecting a Mortgage Loan.

                 "PERQ Release Amount" means, as of the PERQ Effective Date, the aggregate amount in U.S. Dollars determined in accordance with (i) through
(iii) below.

           (i) the excess, if any, of the Collateral Value of Acceptable Collateral over the Superseded Reserve Amount; plus

           (ii) the Collateral Value of Acceptable Collateral previously delivered to Custodian by Lender respecting loans that became Mortgage Loans on or after November 1, 1995 through the last day of the month covered by the most recent unpaid principal balance report supplied by Fannie Mae to Custodian pursuant to Section 3.08 of this Agreement; minus





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           (iii) the excess, if any, of the Superseded Reserve Amount over the
     Collateral Value of Acceptable Collateral;

provided that, in no event shall the PERQ Release Amount exceed the PERQ Collateral Margin.

                 "Superseded Reserve Amount" means, as of the PERQ Effective Date, the amount in U.S. Dollars determined in accordance with (i) through
(vii) below:

           (i)   $500,000; plus

           (ii) $10.00 per each $1,000 (1.0%) of that portion, if any, of the aggregate unpaid principal balance of all Mortgage Loans that is equal to or less than $50 million;-plus

           (iii) $7.50 per each $1,000 (.75%) of that portion, if any, of the aggregate unpaid principal balance of all Mortgage Loans that is greater than $50 million but less than or equal to $150 million; plus

           (iv) $5.00 per each $1,000 (.50%) of that portion, if any, of the aggregate unpaid principal balance of all Mortgage Loans that is greater than $150 million; plus

           (v) $1.50 per each $1,000 (.15%) of the aggregate unpaid principal balance of all Mortgage Loans, if any, for which the Loss Level is Level II; plus

           (vi) $3.00 per each $1,000 (.30%) of the aggregate unpaid principal balance of all Mortgage Loans, if any, for which the Loss Level is Level III; minus

           (vii) $1.25 per each $1,000 (.125%) of the aggregate unpaid principal balance of all Mortgage Loans, if any, that are designated by Fannie Mae as HERRO Loans for purposes of and as defined in this Agreement.

           2. Release of PERQ Release Amount. As of the PERQ Effective Date, if the Collateral Value of Acceptable Collateral is equal to or exceeds the sum of the Base Reserve Amount and the Risk-Based Reserve Amount (as calculated with applicable PERQ Rates), then Custodian may release Acceptable Collateral to Lender pursuant to Section 3.03(c) and (d) of this Agreement in the amount of the PERQ Release Amount, if any.

           3. Calculation of PERQ Credit. As of the PERQ Effective Date, Custodian shall calculate Lender's PERQ Credit. Custodian shall notify Fannie Mae and Lender of the amount of the PERQ Credit as of the PERQ Effective Date. Custodian shall include ,the PERQ Credit, as from time to time reduced, as a component of the Aggregate Reserve Requirement, whether or not Lender is thereafter a Qualifying Lender as of any date of determination. Custodian shall report, in the monthly report to Fannie Mae and Lender, pursuant to
Section 3.03 (a) (x) of this Agreement, the





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amount of the PERQ Credit, if any, as of the monthly Valuation Date.  The PERQ
Credit shall be subject to reduction, from time to time, solely by application of the PERQ Credit by the Custodian as provided in subsection 4 of this Exhibit N.

           4. Application of PERQ Credit. In lieu of delivery of additional Acceptable Collateral when that Lender is a Qualifying Lender, unless Lender otherwise directs in writing to Custodian, Custodian shall apply all or a specified portion of the PERQ Credit in connection with the requirements of
Section 3.03(b) of this Agreement due to an increase in the Risk-Based Reserve Amount upon (A) when a loan becomes a Mortgage Loan pursuant to this Agreement, or (B) upon a change in Loss Level respecting a Mortgage Loan. Custodian shall so apply the PERQ Credit only when the Lender is a Qualifying Lender pursuant to Section 3.10 of this Agreement. Upon any such application of the PERQ Credit, Custodian shall reduce the PERQ Credit in the amount so applied. Application by Custodian of the PERQ Credit pursuant to this subsection 3 of Exhibit N shall permanently reduce the PERQ Credit.

           5. For the purpose of fulfilling its obligations under Exhibit N to this Agreement, Custodian shall rely on the most recent monthly reports or other written notice from Fannie Mae pursuant to Section 3.08 of this Agreement.





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
                                   EXHIBIT O


                           LENDER'S GENERAL PARTNERS



           Set forth below is the name, address and telecopy number of each of Lender's general partners:

     Washington Mortgage Financial Group, Ltd. is not a partnership




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